Exhibit 10.34

*** TEXT OMITTED AND SUBMITTED SEPARATELY
PURSUANT TO CONFIDENTIAL TREATMENT REQUEST
UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

PROLASTIN DIRECTSM

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (“Agreement”) is made and entered into as of this 1st day of January, 2009 (the “Effective Date”) by and between TALECRIS BIOTHERAPEUTICS, INC., a Delaware corporation (“Talecris”), and CENTRIC HEALTH RESOURCES, INC., a Delaware corporation (“CHR”).  Talecris and CHR may each be referred to herein as a “party” or collectively as the “parties”.

WHEREAS, the parties entered into that certain Services Agreement dated as of August 25, 2005, as amended (the “Original Agreement”), with an initial term commencing August 25, 2005 and continuing through December 31, 2008 by an extension agreed to by the parties;

WHEREAS, the parties hereto desire to amend, supplement, restate and supersede the Original Agreement, all as hereinafter provided;

WHEREAS, Talecris is in the business of manufacturing prescription drugs as described in this Agreement; and

WHEREAS, CHR, either directly or through subcontractors, is in the business of furnishing clinical and administrative pharmacy services (including, but not limited to, prescription filling, delivery of prescription drug and ancillary products, pharmacy benefits management services and related home infusion services and reimbursement services) as described in this Agreement; and

WHEREAS, Talecris desires to have CHR perform such services from time to time;

WHEREAS, the parties desire to agree upon the terms and conditions upon which such services shall be provided.

NOW, THEREFORE, in consideration of the mutual agreements and set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Talecris and CHR agree as follows:

1.             DEFINITIONS.  Capitalized terms not otherwise defined shall have the meanings set forth as follows:

1.1           “Adverse Event” shall mean any adverse change in health or side-effect associated with the use of any drug in a human, whether or not considered drug-related.

1.2           “Affiliate” shall mean any person, individual, corporation or other business entity that either directly or indirectly, through one or more intermediaries, owns, is owned by, or is under common ownership with a party to this Agreement, where “own,” “owned” or “ownership” refers to (i) direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity; or (ii) the actual ability of an entity, person or group to control and direct the management of the person or entity, whether by contract or otherwise.

1.3           “Business Day” shall mean any day other than a day which is a Saturday, Sunday or federal bank or federal government holiday in the United States of America.

1.4           “Exit Assistance Services” shall mean those services described in the Exit Plan to be performed by CHR for the purpose of transitioning the Services to Talecris or to a successor service provider chosen by Talecris upon the expiration or termination of this Agreement.

1.5           “Exit Plan” shall mean the written plan agreed by the parties pursuant to Section 2.4 for provision of Exit Assistance Services by CHR.

1.6           “IG” means immune globulin.

1.7           “Patient” shall mean a patient registered in the Program.

1.8           “Payor” shall mean the Patient’s third party payor responsible for reimbursement of covered charges to Prolastin Directs®.

1.9           “Products” shall mean Talecris’ Alpha-1 products, including, without limitation, Prolastin® and any successor, replacement or alternative products to Prolastin®, or any therapeutic equivalent or derivatives thereof.

1.10         “Program” shall mean the Prolastin Directs® program for furnishing Prolastin® to Patients who register with the Prolastin Directs® program as set forth in Exhibit A, attached hereto and incorporated herein by reference.

1.11         “Services” shall mean the services provided by CHR under this Agreement, including the delivery, home infusion, and pharmacy services set forth in Exhibit A.

1.12         “Standards of Specialty Pharmacy” shall mean all federal, state and local laws, regulations, rules and binding guidance with respect to specialty pharmacies.

1.13         “Talecris Consigned Inventory” shall mean the Products delivered on a consignment basis to, and accepted by, CHR into inventory for provision to Patients under the terms of this Agreement.

1.14         “Term” shall mean that Initial Term and all Renewal Terms, as defined in Section 9.1.

2.             SERVICES.

2.1           Engagement.  Talecris hereby engages CHR as an independent contractor to render, and CHR agrees to be engaged to render, the Services on the terms and conditions set forth herein.  Services provided to Patients shall be provided upon the request of a Patient or his or her legal representative, in accordance with and upon receipt of a valid physician’s prescription.

2.2           Subcontractors.  Unless otherwise required by law, CHR shall not subcontract the Services in whole or in part to any third party other than AlphaNet, Inc., without the prior written approval of Talecris, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event Talecris elects to approve CHR’s proposed use of a subcontractor to perform Services hereunder, CHR shall remain liable and be responsible for the action, inactions and performance of all obligations performed by subcontractor to the same extent as if such obligations were performed by CHR employees and, for purposes of this Agreement, such subcontracted services shall be deemed Services performed by CHR.

2.3           Additional Services.  From time to time Talecris may request implementation of “new” or “additional” services (“Additional Services”) that are not included in the Services contemplated by this Agreement.  In the event Talecris requests CHR to provide such Additional Services, CHR will prepare a written estimate of the staff time, materials and other costs for such Additional Services for review by Talecris.  If Talecris desires to CHR to proceed with such Additional Services, the parties will enter into a written agreement setting forth the Additional Services to be provided and the compensation to be paid by Talecris to CHR for such Additional Services.  Unless otherwise agreed by the parties, CHR’s staff time will be billed at an hourly rate of $100 per hour and materials and other items will be billed on a cost basis; Talecris will pay CHR for 50% of the estimated cost of such Additional Services at initiation of the project and the remaining balance of the cost of such Additional Services will be paid by Talecris to CHR promptly at project completion.  Transitions to new versions of Product are not considered “Additional Services” that are eligible for additional fees.

2.4           Exit Plan.  The parties acknowledge that they have agreed upon an Exit Plan, Upon the reasonable request of a party, the parties will review and consider, in good faith, whether the Exit Plan should be modified and, if a party believes that modifications are necessary or appropriate, the parties will use commercially reasonable efforts to reach agreement, in writing, on modifications to the Exit Plan.  The Exit Plan shall include, without limitation, a schedule of transition of the Services from CHR to another contractor or to Talecris.  The Exit Plan shall set forth the manner and timing in which CHR shall provide Exit Assistance Services, including without limitation: (a) making available on a commercially reasonable basis, necessary personnel and resources to facilitate the transition, (b) providing such interim Services as are necessary to successfully complete the transition, and (c) providing training, documentation and other materials necessary to enable Talecris, or its designee, to assume responsibility for the Services, as mutually agreed in writing by the parties.  In the event this Agreement is terminated by Talecris at expiration of its then current Term or for reasons other than pursuant to Section 9.3.3 due to a material breach by CHR, Talecris will pay CHR the reasonable costs associated with the transitioning of Patients to the new program manager(s).

2.5           Talecris, CHR and Subcontractor Qualifications.  When received, each of Talecris and CHR shall maintain all provider or supplier agreements and numbers necessary for the submission by CHR of claims to Payors.  Each of Talecris and

CHR shall make available to the other upon reasonable request documentation of all of its applicable federal, state and professional licenses, certificates, and provider or supplier agreement numbers.  With respect to approved subcontractors, CHR shall require that such subcontractors have and continue to maintain all material licenses and certificates applicable to the Services to be provided by such subcontractors.  Talecris shall require that its subcontractors engaged in the manufacture of Products have and continue to maintain all material licenses and certificates applicable to the manufacture of Products.  CHR and Talecris shall use best efforts to ensure that their respective subcontractors described in this Section 2.5 are not excluded from participation in federal health care programs (as defined in 42 U.S.C. Section 1320a - 7b(f)) (“Federal Health Care Programs”).

2.6           Employee and Independent Contractor Qualifications.  Personnel assigned by CHR for the performance of the Services shall be fully trained, competent and skilled.  CHR shall (i) maintain at all times adequate personnel to perform the Services, and (ii) ensure that all such staff are not excluded from participation in Federal Health Care Programs.  CHR shall implement and maintain a program to verify that the employees and independent contractors utilized by CHR in connection with the provision of the Services are not excluded from participation in Federal Health Care Programs.  CHR shall make available to Talecris upon Talecris’ reasonable request documentation of all applicable licenses and certificates prior to execution of this Agreement and throughout the term of this Agreement.  CHR shall obtain appropriate assurances that persons employed or engaged by any subcontractors to furnish Services hereunder shall have and maintain such applicable licenses and certifications.  CHR shall, at CHR’s expense, perform appropriate criminal background screening and reference checks prior to hiring any employee or engaging any independent contractor.  CHR shall adequately train all of its personnel associated with the Program in the applicable diseases and treatments, as well as in the provisions of its Standard Operating Procedures (the “SOPs”).

2.7           Compliance with Law and Policies.  Talecris shall provide Product to CHR and CHR shall provide the Services in accordance with applicable state and federal laws and regulations.  With respect to its subcontractors hereunder, each of Talecris and CHR shall require that such subcontractors provide Services hereunder in accordance with applicable state and federal laws and regulations.

2.8           Standard Operating Procedures.  During the Term, CHR shall maintain competent and trained staff as required in order to meet current and anticipated Patient requirements.  CHR shall modify its SOPs in order to satisfy the reasonable policies and procedures of Talecris that are furnished, in writing, to CHR at least sixty (60) days prior to their effective date (or the effective date of any change in an existing policy or procedure) and that are not objected to by CHR (the “Talecris Policies”).  In the event of any conflict or inconsistency between a provision of this Agreement and provision of a Talecris Policy, the provision of this Agreement will govern and control.  CHR shall maintain minimum operational standards as agreed by the Parties and set forth in this Agreement and the SOPs.  CHR shall develop any required additional SOPs for approval by Talecris, which approval shall not be unreasonably withheld, delayed or conditioned.  CHR shall operate the Program in accordance with such approved SOPs.

2.9           Security and Security Audits.  CHR shall make all necessary upgrades to its facility in order to satisfy Talecris’ reasonable needs and the Standards of Specialty Pharmacy and all other applicable federal, state and local laws and regulations.  A qualified third party shall, at CHR’s expense, conduct a complete security assessment (the “Security Assessment”).  CHR shall provide the results of the Security Assessment to Talecris.  CHR shall bear all costs associated with complying with the recommendations set forth in the Security Assessment and Talecris’ reasonable needs.  Talecris will have the right to perform audits within the facility and pharmacy areas.  In addition, CHR will establish and document procedures reasonably acceptable to Talecris to ensure the physical security of the premises and products related to the Services, as well as the security and confidentiality of information and intellectual property used in connection with the Services.  CHR shall provide such documented procedures to Talecris upon Talecris’ reasonable request.

2.10         Safety Standards.  CHR shall comply with all applicable safety requirements and standards mutually agreed by the Parties and/or required by applicable laws.  CHR will maintain current safety procedures and train all personnel to comply with such standards.

2.11         Quality Control.  CHR shall comply with all applicable quality control standards and requirements agreed by the Parties.  In addition, CHR shall maintain a continuous quality improvement process and will share this process with Talecris for review and comment.

2.12         Information Database.  CHR shall maintain a secure database of all Patient information.  Unless otherwise agreed to in writing by the parties, prior to disclosing any Patient information to Talecris, CHR shall first de-identify such information in accordance with applicable standards set forth in privacy rules promulgated pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).  CHR shall make available to Talecris, upon the request of Talecris, aggregated de-identified patient information related to Patients.

2.13         Change in Services.  In the event either Party wishes to make changes to the Services, which may involve: (i) an increase or decrease in the number of personnel required; (ii) a material change in the scope of Services; or (iii) other changes which may affect the fees and/or schedule for performance of Services, such party will notify the other party of such desire and provide the other party with a written proposal of the changes and reasons therefor.  During the sixty (60) day period following the giving of such notice, the parties shall work expeditiously and in good faith to reach agreement, in writing, on the changes, if any, to be made to this Agreement.

2.14         Benchmarking.  CHR is committed to “Best in Class” service.  To ensure delivery of such service, Talecris shall have the right, at its expense, to have the performance of, or the costs and expenses for, all or a portion of the Services reviewed by an independent industry-recognized benchmarking service provider organization with demonstrated benchmarking expertise reasonably acceptable to CHR (the “Benchmarker”) in order to evaluate the efficiency, effectiveness and productivity of CHR’s performance of the Services and whether the costs and expenses are competitive in the industry.  The Benchmarker shall be selected by Talecris and approved by CHR, such approval not to be unreasonably withheld, conditioned or delayed.  Talecris shall have the right to disclose the terms of this Agreement to the Benchmarker in connection with obtaining such review.  CHR shall cooperate with the Benchmarker, including, as appropriate, making available knowledgeable personnel and pertinent documents and records.  The Benchmarker shall be subject to a confidentiality agreement similar to the confidentiality provisions set forth in this Agreement.  Each Party shall be provided a reasonable opportunity to review, comment on and request changes in the Benchmarker’s proposed findings.  Following such review and comment, the Benchmarker shall issue a final report of its findings and conclusions.  If, in the final report of the Benchmarker, the benchmarked Services are not in the top ten percent (10%) of the representative sample (viewed from the reasonable perspective of Talecris), then CHR shall within thirty (30) days after issuance of the Benchmarker’s final report, either: (a) provide Talecris with written notice that CHR accepts such final report; or (b) provide Talecris with written objections to such final report.  If no written acceptance or objections are received within such thirty (30) day period, the final report shall be deemed accepted.  If CHR accepts such final report, CHR promptly shall develop a plan and schedule, subject to the approval of Talecris, which approval shall not be unreasonably withheld, delayed or conditioned, to bring CHR within the top ten percent (10%) in a reasonable period of time.  CHR then shall implement the plan and achieve the top ten percent (10%) in the designated period of time.  If CHR does not accept the report and instead provides written objections, Talecris and CHR shall use commercially reasonable efforts to resolve such objections.  If Talecris and CHR cannot resolve such objections within fifteen (15) days following Talecris’ receipt of such objections, then the Parties shall resolve the dispute in accordance with the terms of Section 21.

3.             PRODUCT CONSIGNMENT, DISTRIBUTION AND ADMINISTRATION.

3.1           General.  Talecris shall furnish Product to CHR on a consignment basis for dispensing to Patients.

3.2           Transfer of Title Risk of Loss.  Risk of loss with respect to Talecris Consigned Inventory shall pass from Talecris directly to CHR when CHR accepts Talecris Product as evidenced by a delivery receipt signed by CHR.  CHR shall have two (2) Business Days after delivery in which to accept or reject the Product.  CHR shall not take title to any Product.  Title to Talecris Consigned Inventory shall pass directly from Talecris to the Patient, hospital or physician at the time the Products are received by such Patient, hospital or physician.  CHR shall utilize a system that will record receipt, inventory levels, and shipments on a Product-by-Product basis.  CHR shall provide to Talecris month-end reports reflecting such activity for the month and the month-end inventory balance.  Upon Talecris’ reasonable request, CHR will make daily inventory status information available to Talecris.  Upon the termination or expiration of this Agreement, CHR shall return to Talecris all Talecris Consigned Inventory in the possession of CHR, in accordance with proper handling instructions.  Such return will be at the expense of Talecris.

3.3           Damaged Products.  CHR shall be responsible for the cost of any Talecris Consigned Inventory that is damaged as a result of CHR actions, including, without limitation, improper storage, damage during packing, mishandling of Product, failure to label, pack, ship, or store Products in compliance with labeled manufacturer’s storage requirements, or for theft or shrinkage of Product that occurs while in CHR’s facilities or possession and control.  CHR also shall be responsible for the cost of any Talecris Consigned Inventory that is: (i) shipped to the wrong address by CHR, or (ii) not packaged or shipped according to the mutually agreed upon shipping procedure.  Payment to Talecris by CHR for Product that is lost or damaged while in CHR’s possession or care will be based on the then current wholesale price for the Product.  CHR is not responsible for the cost of Product returned by Patients.

3.4           Ownership of Products.  All Products consigned to CHR by Talecris hereunder will be and remain at all times under and subject to the ownership of Talecris until such Products are sold to Patients.  CHR will promptly execute and deliver to Talecris such documents and take such action as Talecris may reasonably request in order to fully protect Talecris’ interest in the Talecris Consigned Inventory in accordance with the Uniform Commercial Code as enacted in North Carolina, or other applicable law, including without limitation, the filing of financing and continuation statements.  CHR hereby authorizes Talecris or its agents to execute on its behalf any and all necessary documents to affect any such filings (including the filing of any such financing or continuation statement) without further authorization of CHR.  As it may be required by applicable law, CHR grants a security interest to Talecris, as a secured party, in any and all right, title and interest which CHR now or may hereafter have in the Talecris Consigned Inventory.

3.5           Physical Inventory.  Upon Talecris’ reasonable request, but no less than once per year, CHR shall take and report a physical inventory of the Talecris Consigned Inventory.  Such request shall be honored in a timely fashion.  Talecris will reimburse CHR for its reasonable out-of-pocket costs incurred to take such physical inventory.  Talecris may, in its sole discretion and at its sole cost, elect to either observe the physical inventory being conducted or be represented by a third-party accounting firm.

3.6           Timely Shipment of Products to Patients.  Talecris shall use commercially reasonable efforts to ensure that CHR has adequate inventory of Products to respond to Patient demands.  CHR shall ensure that such inventory is dispatched to Patients in a timely manner.  For all Products available in the Talecris Consigned Inventory and available for shipment, CHR will ensure that shipment to Patients are made within one (1) Business Day, except as a Patient otherwise directs, or as soon as practicable, after acceptance of the order by CHR, provided that CHR has: (i) obtained proper authorization therefor from the Patient’s physician; (ii) obtained all information necessary in order to complete the Intake Form and insurance verification form in a manner satisfactory to CHR; (iii) completed the requirements set forth in Section 2 and Exhibit A; (iv) received proper prior authorization from the applicable Payor; and (v) retained the services of appropriately credentialed nursing services providers or other subcontractors as necessary to provide such Services, as applicable.

3.7           Dispensing of Talecris Consigned Inventory.  Unless otherwise agreed by the Parties, in addition to the other requirements of this Section 3 and Exhibit A applicable to Talecris Consigned Inventory, CHR shall dispense Products from the Talecris Consigned Inventory to Patients on a first-come, first-served basis after prior authorization is received.

3.8           Regulatory Action.  CHR shall timely advise Talecris in writing of any regulatory action directly related to CHR’ s shipping of Products from its facilities, including without limitation, any government agency inspection and subsequent remedial action taken by CHR in response.  CHR shall also timely advise Talecris in writing of any problems at its facilities related to the Products, including without limitation, fulfillment errors, and any other action or omission that did, or could reasonably be expected to, adversely affect the safety, efficacy or salability of any of the Products, together with a statement of all corrective or remedial action taken.

3.9           Government Inspections.  If the U.S. Food and Drug Administration (“FDA”) or any other governmental authority (a “Regulatory Authority”) conducts an inspection at CHR’s facility, seizes any Product and/or any of CHR’s materials, requests a recall of any Product, or notifies CHR of any violation or potential violation of any applicable law, CHR shall notify Talecris immediately, and CHR shall take such actions as may be reasonably instructed by Talecris and are in compliance with applicable law.  As applicable, CHR shall promptly send any reports relating to such inspections, recalls or violations or potential violations of law to Talecris.  In the event that any Regulatory Authority makes any request with respect to, but does not seize, the Product in connection with any such inspection, CHR, as the case may be (i) shall promptly notify Talecris of such request, (ii) if possible, shall satisfy such request only after receiving Talecris’ approval, which approval shall not be unreasonably withheld, delayed or conditioned (iii) shall follow any reasonable procedures required by Talecris in responding to such request and (iv) shall promptly send any samples of the Product requested by the Regulatory Authority to Talecris.

3.10         Recall.  In the event (i) any Regulatory Authority issues a request, directive or order that the Products be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) Talecris reasonably determines that the Products should be recalled for any reason, the Parties shall take all appropriate corrective actions.  CHR shall be responsible for all the expense of recalling the Products in the event that the recall relates to CHR’s failure to store or distribute the Products properly or failure to perform its obligations under this Agreement.  Except to the extent that the reason for the recall relates to CHR’s failure to store or distribute the Products properly or failure to perform its obligations under this Agreement, Talecris shall be responsible for all the expense of recalling the Products (e.g., shipping charges, man-hours spent arranging and coordinating recall).  Talecris will be responsible for all returns and all aspects of any recall except as provided herein.  Procedures for handling returns will be covered by communications from CHR to Talecris.

3.11         Patient Complaints.  CHR shall notify Talecris in writing within four (4) days of initial receipt of any information CHR receives regarding the safety or efficacy of the Product (except with respect to Adverse Events, which shall be governed by Section 3.12 below).  CHR shall notify Talecris of any complaint or investigation relating to the Product promptly upon receipt by CHR; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up (e.g., wrong ingredients) shall be delivered to Talecris within twenty-four (24) hours of receipt.  CHR shall provide all assistance reasonably requested by Talecris in investigating customer complaints regarding the Product that, in Talecris’ reasonable opinion, are related to or arise from CHR’s distribution of the Product or other performance of the Services.  Talecris shall determine and notify CHR of the appropriate response to Patients’ complaints, and CHR shall be responsible for providing such response to all Patients and the record keeping relating thereto.

3.12         Adverse Events.  With respect to any Product, CHR shall notify Talecris in accordance with the applicable SOP promptly following its receipt of information of a possible Adverse Event.  To the extent an Adverse Event of which CHR becomes aware implicates the manufacture or distribution of the Product, CHR shall promptly inform Talecris of such Adverse Event and shall disclose to Talecris any information it has regarding that Adverse Event, The parties shall investigate all reports of an Adverse Event in order to assure the safety and efficacy of the Products.  The parties shall act promptly and shall cooperate fully in such investigations.

4.             INDEPENDENT CONTRACTOR.

4.1           General.  In rendering Services hereunder, CHR shall act as an independent contractor and not as an employee, agent or authorized representative of Talecris, Although CHR will receive generalized instruction from Talecris as to the performance of Services hereunder, Talecris will not control or supervise the specific methods to be used or the sequence of tasks to be performed by CHR in the execution of its duties hereunder.  CHR shall have no authority to make or influence managerial or policy decisions of Talecris, nor to bind Talecris to any contract, agreement or obligation.  The acts of CHR shall in no way constitute the acts of Talecris, and CHR shall not represent to any third party that CHR has any express or implied authority to bind Talecris to any contract, agreement or obligation.

4.2           Income Taxes.  No amounts payable by Talecris under this Agreement shall be considered salary for pension and incentive compensation purposes.  Furthermore, no CHR personnel shall be entitled to any fringe or supplemental benefits of regular employees of Talecris.  CHR shall bear all responsibility and liability for the payment of all federal, state and local income taxes due on money received from Talecris under this Agreement and filing all appropriate tax returns and other forms with respect thereto.  Moreover, CHR shall be solely responsible for (i) payment of all compensation to its employees, (ii) all health and/or disability insurance, retirement benefits, and other welfare or pension benefits to which its employees may be entitled and (iii) all employment taxes and withholding with respect to its employees.  CHR agrees to indemnify and hold Talecris, its officers, directors, employees, shareholders and agents harmless from and against any and all such liabilities or claims including, but not limited to, interest assessed or penalty and reasonable attorneys fees incurred, arising from CHR’s failure to comply with its obligations under this Section of the Agreement.

5.             COMPENSATION.

5.1           Monthly Invoicing.  Unless otherwise agreed in writing, by the parties, during the Term, CHR shall invoice Talecris on a monthly basis for the Services provided during the previous month, according to the pricing set forth in Exhibit B and additional payments set forth in Exhibit C, attached hereto and incorporated herein by reference (the “Pricing Schedule”), CHR shall maintain adequate records to support hours claimed and shall make such records available to Talecris upon reasonable request.

5.2           Payment Terms.  Payment is due forty-five (45) days from the date of each invoice.

5.3           Taxes.  Talecris shall bear all responsibility and liability for all sales, use, excise, services, consumption, and other taxes and duties associated with the provision of Services to Patients.

6.             EXCLUSIVITY.

6.1           Alpha-1 Programs.

6.1.1       CHR and its affiliates shall not administer any other manufacturer-sponsored pharmacy-direct program related to any other Alpha-1 replacement therapy or distribute any wholesale product related to Alpha-1 replacement therapy other than Products without prior written agreement of Talecris, except that, in a medical emergency in which a medical doctor determines that a Patient requires product other than Products, the Parties may agree to allow CHR to purchase and distribute such other prescribed product to such Patient, such agreement not to be unreasonably withheld, delayed or conditioned.

6.1.2       Talecris may not sell Product to an independent wholesale distributor, independent specialty pharmacy or independent home health company, other than through CHR pursuant to this Agreement, without the prior written approval of CHR.  For purposes hereof, a distributor, pharmacy, or home health company is “independent” if it is not does not serve a single health plan or network of health plans exclusively and is not wholly-owned by a health plan or network of health plans.

6.1.3       Talecris may not distribute Product to an individual patient, hospital, infusion clinic or company, or other health care provider with the intent to sell Product, other than through CHR pursuant to this Agreement or as otherwise agreed to by the parties as stated in this Agreement, without the prior written approval of CHR.  Notwithstanding the foregoing, Talecris may sell and distribute Product directly to individual researchers or academic institutions for the purposes of basic or clinical research.

6.1.4       [***]  With respect to each such contract with a [***], Talecris agrees to use commercially reasonable efforts to not modify or adversely affect the Services of CHR typically provided with respect to the Product for individuals covered by such [***] as stated herein.  [***]

6.1.5       In the event that Talecris cannot meet patient demand for Product, whether by force majeure or otherwise, Talecris may purchase Alpha-1 augmentation products from other manufacturers or distributors.  If Talecris purchases other Alpha-1 products for distribution through the Prolastin Direct program, Talecris will pay CHR the Base Fee set forth on Exhibit B to handle and distribute such other products.  If Talecris does not purchase comparable Alpha-I products in the event of a shortage of Product, CHR may purchase other Alpha-1 augmentation products and sell that product to patients and Payors after providing 30-days written notice to Talecris, when possible.  When sufficient Product becomes available, CHR will resume using Talecris as its sole supply source for all Patients. The Base Fee will not apply to, or be charged to Talecris by CHR for any Alpha-1 product (other than the Product) bought and sold by CHR.  Talecris shall not be liable to CHR for any consequential or other damages as a result of Product shortages.

6.1.6       If the total Alpha-1 Patient volume served by CHR through the Program drops by [***] or more over any 12-month or shorter period, CHR may terminate the provisions of Sections 6.1.1 and 9.4.5 by giving at least thirty (30) days prior written notice to Talecris; in which case, Sections 6.1.1 and 9.4.5 will no longer apply to CHR and Sections 6.1.1 and 9.4.5 will be of no further force and effect.  If CHR exercises its rights under this Section 6.1.6 and then enters into a written agreement with another

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manufacturer to distribute its Alpha-1 product(s), the provisions of Sections 6.1.2 and 6.1.3 will no longer apply to Talecris and Section 6.1.2 and 6.1.3 will be of no further force and effect.

6.2           Other Talecris Programs.

6.2.1        IG.  Talecris shall make available a minimum of [***] grams of Gamunex® per month for direct to Patient distribution in the Gamunex® direct program (“IG Program”).  Except as otherwise agreed by the parties in writing, the term “Services” as used in this Agreement shall be deemed to include services provided in connection with the 1G Program, the term “Products” as used in this Agreement shall be deemed to include IG products supplied by Talecris to CHR and the term “Patients” shall be deemed to include patients registered in the 1G Program, provided that Exhibits A, B and C of this Agreement shall not apply to the IG Program, All information, data and materials relating to the IG program will be segregated from all information, data and materials relating to the Program and all other health management programs conducted by CHR.  The fees to be paid by Talecris to CHR for its Services provided in connection with the IG Program are set forth on the Pricing Schedule (Exhibit B), and will be invoiced and paid in accordance with Section 5.

6.2.2        Other Products.  To the extent that the Parties contract for programs for other Talecris products, such programs will be performed on an exclusive basis under substantially similar terms, with such mutually acceptable changes as are required by the differences in the programs, and all information, data, materials and service personnel relating to such additional program(s) will be segregated from all information, data, materials and service personnel relating to the Program and the IG Program.

6.3           Distribution of Products.  CHR shall be the sole distributor of Product in the United States, subject to any requirement under the Veteran’s Health Care Act of 1992 that Talecris may furnish Products directly to government purchasers.  Special circumstances may arise where mutual consent between Talecris and Centric will allow for modification to this Section in accordance with Section 24.  CHR shall be deemed an Authorized Distributor of Record (“ADR”).

7.             BUSINESS ASSOCIATE

7.1           The parties anticipate that, in the future, Talecris may perform, as a business associate, certain services for or on behalf of CHR, a covered entity under HIPAA, which services may involve the receipt or use of certain “protected health information”.  If that will occur, the parties must first mutually agree, in writing, upon the services to be performed by Talecris for or on behalf of CHR that require Talecris to use and receive “protected health information” (PHI).  The parties also must agree on the specific data elements of PHI that will be disclosed to and used by Talecris in order to provide such services.  In no event will

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Talecris have access to patient names and street addresses.  After reaching agreement, Talecris must sign a business associate agreement (“CHR-BAA”) with CHR that describes such services and data elements.  PHI covered under the CHR-BAA will be restricted to designated Talecris employees (specifically named in CHR-BAA, with new names to be mutually agreed upon).  Information that Talecris designated employees access under the CHR-BAA may not be used for the purposes of marketing to individual patients or for any other purpose, except as expressly set forth in the CHR-BAA.  Each Talecris employee covered under the CHR-BAA must successfully complete training programs designated by CHR under the CHR-BAA.  Any breach of the CHR-BAA by Talecris that remains uncured for 10 business days will be considered a material breach of both the CHR-BAA and this Agreement.  In the CHR-BAA, Talecris will agree to indemnify CHR and hold harmless CHR (and defend CHR, if requested) from all liabilities (including reasonable attorneys’ fees) arising out of Talecris’ receipt, use or disclosure of PHI.  In the event of a change in ownership of Talecris, the CHR-BAA will terminate and CHR will cease providing PHI to Talecris until a new CHR-BAA is agreed to between CHR and Talecris and/or its successors.

8.             [***] PROGRAM

8.1           The parties agree to establish a [***] pilot program in accordance with the terms in Exhibit D attached hereto and incorporated herein by this reference.

9.             TERM AND TERMINATION.

9.1           Term.  This Agreement shall begin on the Effective Date and shall continue until December 31, 2013 (the “Initial Term”), unless earlier terminated by either party as hereinafter provided.  After the expiration of the Initial Term or any “Renewal Term” (as hereafter defined), this Agreement will renew for successive terms of two-year each (each a “Renewal Term”) if agreed to in writing by the parties.

9.2           Termination.  During the Initial Term, either party can terminate this Agreement only for cause, pursuant to Section 9.3 below (and, in the case of termination by Talecris, pursuant to Section 16.3 below).

9.3           Termination for Cause.

9.3.1        Change in Law.  This Agreement may be terminated by either party upon notice, without penalty, if there is any change in the law that makes operation of the Program as contemplated in this Agreement illegal or commercially impractical.

9.3.2        Breach of BAA.  This Agreement may be terminated by either party for a breach by the other party of a material provision of the Business Associate Addendum attached hereto and incorporated by reference as Exhibit E (the “BAA”) in accordance with the terms of the BAA.

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9.3.3        Material Breach.  This Agreement may be terminated by either party for a breach of a material provision of this Agreement by the other party that remains uncured thirty (30) days following the breaching party’s receipt of written notice of such breach from the non-breaching party.

9.3.4        Insolvency.  This Agreement may be terminated by either party immediately upon notice if the other party: (a) files a petition in bankruptcy under federal or state bankruptcy laws which case or proceeding is not dismissed or vacated within sixty (60) days, (b) becomes insolvent, (c) makes any assignment for the benefit of creditors, or (d) has a receiver appointed for it.

9.4           Effect of Termination.  Upon the termination or expiration of this Agreement:

9.4.1        Exit Assistance Services.  CHR shall perform Exit Assistance Services in accordance with the Exit Plan.

9.4.2        Consigned Inventory of Products.  CHR shall return to Talecris all Talecris Consigned Inventory in the possession of CHR in accordance with the Exit Plan.  In the event of a termination by CHR for cause or a termination by Talecris without cause, such return of Talecris Consigned Inventory will be at the expense of Talecris.  In the event of a termination by Talecris for cause, such return of Talecris Consigned Inventory will be at the expense of CHR.  Upon delivery and receipt of the Consigned Inventory and completion of the Services, Talecris shall pay CHR, as expeditiously as is practicable, for the Services performed to the reasonable satisfaction of and accepted by Talecris, as of the date of termination, according to the applicable rates under the terms of this Agreement.  All moneys or accounts receivable arising from sales made by CHR prior to such expiration or termination will be promptly paid over or assigned to Talecris.

9.4.3        Termination of Services.  Except as set forth in the Exit Plan, CHR shall immediately cease work as provided in the notice of termination, and shall cease to represent itself as providing services to Talecris.

9.4.4        Product Supply.  If this Agreement is terminated by Talecris for any reason other than pursuant to Section 92 or 9.3 or 16.3 as otherwise permitted under this Agreement, due to a breach by CHR, then for the remaining period in the then current Term of this Agreement as if it had not been terminated, Talecris will continue to supply the Product to CHR for re-sale only to those patients who present with a prescription for Product to CHR and will not charge CHR a per milligram price for the Product that is higher than the price Talecris accepts for the Product from any other commercial person in the United States within the same class of trade.

9.4.5        Restrictive Covenant.  In the event that Talecris terminates this Agreement for cause, CHR and its Affiliates and any successor entity or any entity in which certain designated employees identified in Exhibit F (the “Designated Employees”) are employed or have an ownership interest shall not administer any such program or engage in the sale or provision of services or products competitive to Talecris’ business in the United States of America and its territories and military installations for a period of one (1) year following the effective date of termination.

9.4.6        Survival.  The provisions of Sections 1, 3.2, 3.11, 3.12, 4.2, 9.4, 10, 11, 12, 14.2.3, 18, 20, 21, 22, 23, 24, 25, 27, 28, 29, 30, 31, 32 and 33 shall survive the expiration or termination of this Agreement.

10.           CONFIDENTIALITY.

10.1         Definition of Confidential Information.  As used in this Agreement, the term “Confidential Information” shall mean any and all trade secrets and other confidential information disclosed by a party (the “Disclosing Party”).  “Confidential Information” shall include, without limitation, any information concerning the Disclosing Party’s business plan, processes and methods, product or process specifications and designs, inventions, technical know-how, business and marketing plans, financial information, customer data, research and development activities and other materials or information relating to its business or activities which are not generally known to the public, all confidential information of third-parties in the possession of the Disclosing Party; and all notes, analysis, compilations, studies, summaries and other material prepared by or for the Disclosing Party containing or based, in whole or in part, on any information included in the foregoing.  The term “Confidential Information” shall not include any information that is (i) publicly known or becomes publicly known through no unauthorized act by the party receiving or accessing the Confidential Information (the “Receiving Party”) or on the Receiving Party’s behalf, (ii) rightfully received from a third party without an obligation of confidentiality to the Disclosing Party with respect to the information received, or (iii) approved by the Disclosing Party for disclosure.

10.2         Non-Disclosure.  During the Term of this Agreement and thereafter, the Receiving Party shall keep the Disclosing Party’s Confidential Information in the strictest confidence (whether such Confidential Information was disclosed to the Receiving Party before, on or after the Effective Date) and shall not disclose, or permit the disclosure of, any Confidential Information to any third party without the prior consent of the Disclosing Party.  The Receiving Party shall not use, or permit the use of, any Confidential Information, without the prior consent of the Disclosing Party, for any purpose other than in connection with the proper performance of the Receiving Party’s obligations under this Agreement.  The Receiving Party shall use its best efforts to prevent any inadvertent disclosure or unauthorized reproduction or use of the Confidential Information.  The Receiving Party will immediately advise the Disclosing Party in writing if the Receiving Party becomes aware of any misappropriation or misuse by any person of the

Disclosing Party’s Confidential Information.  Notwithstanding the foregoing, the Receiving Party may disclose the Confidential Information of the other party to the extent such Confidential Information is required to be disclosed pursuant to a requirement of a Regulatory Authority or law, provided that: (a) the Receiving Party has given the Disclosing Party prior written notice of such disclosure and takes all available steps to maintain the confidentiality of the information disclosed; and (b) the Disclosing Party has been afforded a reasonable opportunity to contest the necessity and scope of such disclosure.  The Receiving Party acknowledges and agrees that the Disclosing Party considers the Confidential Information to be valuable, confidential and a trade secret.  The Receiving Party shall promptly return to the Disclosing Party, in good order, the originals and all copies of Confidential Information, regardless of the medium in which they are stored, upon the termination or expiration of this Agreement or at any other time upon the reasonable request of the Disclosing Party.

10.3         Confidential Information Relating to the Program.  Without limiting the generality of the foregoing, the following terms shall apply to Talecris’ Confidential Information relating to the Program:

10.3.1     CHR shall limit the disclosure of Talecris’ Confidential Information relating to the Program to only members and managers of CHR and employees and professional advisors of CHR; those of its personnel with a need to know such information and who are subject to a written confidentiality agreement at least as protective of Talecris’ Confidential Information as the terms of this Section 10; and to professional advisers of CHR.

10.3.2     CHR shall segregate and keep all Confidential information relating to the Program separate from (i) other Confidential Information of CHR, (ii) other Confidential Information of Talecris not related to the Program, and (iii) the confidential information of third parties.

10.3.3     Any information about the Program or the IG Program to be disclosed by CHR to Talecris shall be disclosed only to a Program Manager designated in writing by Talecris and not to any other Talecris employees.

11.           INTELLECTUAL PROPERTY.

11.1         Developments.  Subject to Section 11.3 below, CHR shall own all inventions, processes, know-how, enhancements, trade secrets and other intellectual property developed by CHR and used by CHR in the course of providing the Services to Talecris or in connection with any health management program developed by CHR (collectively, “Developments”), provided that: (a) Talecris shall own all Data (as defined in Section 11.2 below); and (b) CHR shall grant to Talecris, and hereby grants to Talecris, a perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable, right and license for Talecris, its agents, contractors and assigns to use, copy, modify and create derivative works of the Developments in connection with the management of the Program and the provision of the Services by Talecris or its contractors.

11.2         Data.  CHR acknowledges and agrees that Talecris shall own and have access at all times to all data relating to the Program, the IG Program and the provision of the Services under this Agreement (collectively, the “Data”).  Notwithstanding the foregoing, any Data to be accessed by Talecris shall first be de-identified by CHR in accordance with applicable standards set forth in privacy rules promulgated pursuant to the Administrative Simplification provisions of HIPAA.  CHR shall make available to Talecris, upon the request of Talecris, aggregated de-identified patient information related to Patients.

11.3         Pre-Existing Materials.  Each Party shall retain ownership to all pre-existing and independently developed intellectual property of such Party.  Except as agreed otherwise in writing, to the extent that any pre-existing or independently developed intellectual property is used by CHR in the course of managing the Program or providing the Services, CHR shall grant, and hereby grants, to Talecris a perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable right and license (or in the case of third party materials, sublicense) for Talecris or its agents or assigns to use, copy, modify and create derivative works of the Developments in connection with the management of the Program and the provision of the Services by CHR or its contractors.

11.4         HIPAA.  In addition to the obligations set forth in Sections 11.1 through 11.3 above, the parties shall execute the BAA concurrently with the execution of this Agreement.  Notwithstanding anything to the contrary in this Agreement, all patient information covered by HIPAA shall be treated in accordance with the terms of the BAA.

12.           AUDITS.  At Talecris’ expense, subject to applicable laws including those governing Patient confidentiality, Talecris shall have the right during the Term and for three (3) years after the expiration or termination of this Agreement to audit CHR’s financial information pertinent to verification of CHR’s compliance with the financial covenants and transactional details in connection with the Services provided in this Agreement.  So long as CHR is in compliance with financial and operational covenants, such audits shall be limited to once per year.  In the event of any breach by CHR of any covenant or other term of this Agreement, Talecris shall have the right to audit CHR’s financial records and transactional details relating to the Services at any time on thirty (30) days prior written notice.

13.           COMPLIANCE WITH LAW.  Each of Talecris and CHR shall have obtained and maintain all applicable material, professional and institutional licenses and certifications required by federal and state laws and professional boards having jurisdiction over the Services to be provided hereunder.  In providing the Product and performing the Services, as applicable, each of Talecris and CHR will comply with all applicable federal, state and local laws and regulations, including without limitation, all applicable regulations and rules relating to HIPAA, as well as drug manufacturing, pharmacy, health care provider and insurance laws.  Further, CHR shall comply with the terms of the BAA.  Each of Talecris and CHR will make available to the other documentation of all licenses, certificates, and subcontractor agreements prior to the execution of this Agreement and upon reasonable request thereafter.  CHR shall ensure that all regulatory filings and submissions made in connection with the Services are made on a timely basis and are available for review by Talecris upon Talecris’ reasonable request.  Talecris shall ensure that all regulatory filings and submissions made in connection with the manufacture of the Product are made on a timely basis and are available for review by CHR upon CHR’s reasonable request.  CHR shall be solely responsible for, and Talecris shall have no responsibility or liability for, ensuring that this Agreement and the performance of the Services comply with HIPAA and with applicable reimbursement and licensing laws, rules and regulations pertaining to specialty pharmacies and pharmacy benefits managers.  At any time upon fifteen (15) days notice to CHR, Talecris shall have the right to inspect the premises where the Services are performed in order to evaluate CHR’s compliance with its obligations under this Agreement, including without limitation, its obligations with respect to quality, safety, security and compliance with law.

14.           TRADEMARKS.

14.1         CHR Trademarks.  Talecris shall, at its expense, market and promote the Prolastin Direct Program.  In all such marketing and promotional materials, Talecris shall disclose the extent to which Services are provided by CHR.

14.2         Talecris Trademarks.

14.2.1     During the Term of this Agreement, Talecris grants to CHR the non-exclusive, royalty-free right and license to use the following trademarks: PROLASTIN DIRECT, PROLASTIN, GAMUNEX, GAMUNEX DIRECT, TALECRIS BIOTHERAPEUTICS, TALECRIS CARES (collectively, the “Talecris Trademarks”) in the United States of America solely for the purpose of performing the Services and distributing the Products to Patients in accordance with this Agreement.  CHR shall afford Talecris reasonable opportunities during the Term hereof to inspect and monitor the activities of CHR in order to ensure CHR’s use of the Talecris Trademarks is in accordance with Talecris’ standards, specifications and instructions.  CHR shall acquire no right, title or interest in the Talecris Trademarks other than the limited license stated herein.

14.2.2     CHR will not use, authorize or permit the use of the Talecris Trademarks or the Talecris tradename as part of its firm, corporate or business name or in any way, except to designate the Products owned by Talecris under the terms of this Agreement.

14.2.3     CHR acknowledges and shall, at all times, recognize, respect and protect Talecris’ sole ownership of any and all rights in and to the Talecris Trademarks and shall not do anything, during or after the Term of this Agreement, that could adversely affect such proprietary rights.

14.2.4     Talecris reserves the right to withdraw from this Agreement any Products that it believes may infringe any United States of America or foreign patent or trademark.  In such event, Talecris shall immediately notify CHR of the withdrawal decision and such withdrawal shall immediately terminate CHR’s right to sell or distribute the withdrawn Products under this Agreement.

14.3         No Other License.  Except as specifically set forth in this Section 15, nothing in this Agreement shall be deemed a license by either party to use the trademarks, trade names or service marks of the other party.

15.           PUBLICITY.  Neither Party shall directly or indirectly publish, approve or issue any press release or public statement relating to the relationship of the Parties to this Agreement or any Products furnished or Services performed by CHR for Talecris (each, a “Press Release”), without the prior written consent of the other Party’s authorized representative as to both content and timing of such Press Release, which approval may not be unreasonably withheld, delayed or conditioned by the non-publishing Party.

16.           BUSINESS CONTINUITY.

16.1         Business Continuity Plan.  CHR shall provide and, at all times during the Term, shall maintain the capability (i) to continue operations due to a loss, interruption or unexpected cause of removal of CHR’s facility/site; and (ii) to recover from unpredicted interruptions within its operating environment or technology infrastructure, resulting from a loss or disruption ranging from a temporary loss of a critical system component to a full CHR facility/site disaster.  Without limiting the generality of the foregoing, CHR shall comply with the terms of the Business Continuity Plan attached hereto and incorporated herein by reference as Exhibit G, as the same may be amended as agreed by the Parties in writing, in responding to any circumstances that threatens to impair or prevent the continued operation of the Services or CHR’s business.  On each anniversary of the Effective Date of this Agreement, CHR shall deliver to Talecris an updated Business Continuity Plan.  Each Business Continuity Plan delivered by CHR shall be subject to Talecris’ review, modification, acceptance and approval.  Any modifications or updates thereto as reasonably requested by Talecris as such modifications or updates are developed by CHR shall be attached thereto and incorporated therein and herein, in their entirety, by this reference.  As part of each Business Continuity Plan, CHR shall provide contingency plans to recover from site disasters, fires, floods, explosions, and other events likely to result in business interruption.  Talecris’ review and approval of CHR’s Business Continuity Plans shall not act as a waiver of, nor in any way effect, CHR’s obligations hereunder.

16.2         Testing.  CHR, at its sole expense, shall maintain access to an effective disaster recovery site and shall execute planned annual tests of the Business Continuity Plan, at a time which is mutually acceptable to Talecris and CHR.  Within ten (10) days of the completion of such testing, CHR shall provide a written detailed summary of the test and test results to Talecris, Talecris shall also be entitled, at its option and sole expense, to conduct additional reasonable periodic testing of CHR’s Business Continuity Plan, on reasonable notice, and require CHR to participate in such testing and in the demonstration and documentation of its continued efficacy, to the extent such testing pertains to the Services provided by CHR hereunder.

16.3         Right to Terminate.  The parties agree that, following an interruption of CHR’s business or disaster that calls for implementation of the Business Continuity Plan, if the Services are not reinstated within the time periods set forth in the Business Continuity Plan, Talecris shall have the right to immediately terminate this Agreement upon written notice to CHR.  In the event of such termination, Talecris will pay for Services performed and accepted prior to the effective date of such termination.  CHR waives and forfeits all other claims for payment and damages including, without limitation, anticipated profits or revenue or other economic loss, arising out of or resulting from such termination.

17.           REPRESENTATIONS AND WARRANTIES

17.1         Authority; No Violation; Binding Obligation.  Each Party represents and warrants to the other, as of the Effective Date, that (i) such Party has the full right, power and authority to enter into this Agreement; (ii) the execution, delivery and performance by such Party of this Agreement are within its powers and have been duly authorized by all necessary action; (iii) the execution of this Agreement by such Party and the performance by such Party of its obligations and duties hereunder do not and will not violate any agreement, applicable law, judgment, injunction, order or decree to which it is a party or by which it is otherwise bound; and (iv) when executed and delivered by it, this Agreement shall constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

17.2         Permitted Employees and Permitted Contractors Only.  CHR represents and warrants that all Services performed by CHR pursuant to this Agreement will be performed only by either (i) full-time employees of CHR that are acting within the scope of their employment and have executed written agreements with CHR containing provisions legally equivalent to those of Section 11 of this Agreement (the “Permitted Employees”) or (ii) individual contractors of CHR that have executed written agreements with CHR containing provisions legally equivalent to those of Sections 10, 18.2, 18.3 and 18.4 of this Agreement (the “Permitted Contractors”).  CHR shall be responsible for the acts and omissions of all of its Permitted Employees and Permitted Contractors under this Agreement.

17.3         Debarment.  Each of Talecris and CHR represents and warrants that it is not currently debarred, suspended or otherwise excluded by any government agency from receiving federal contracts.  CHR further certifies by accepting this Agreement or any part thereof that no CHR personnel or subcontractor assigned to perform services under this Agreement is debarred, suspended or proposed for debarment by the United States Government.  Debarment, suspension or proposed debarment of a Party by the United States Government will constitute grounds for automatic termination of this Agreement by the other Party.

17.4         Compliance with Law.  Each of Talecris and CHR represents and warrants that it holds and shall maintain, throughout the Term of this Agreement, all applicable material, professional and institutional licenses and certifications required by federal and state laws and professional boards and entities having jurisdiction over the Products and Services to be provided hereunder.  CHR further warrants that its performance of the Services will comply with all applicable federal, state and local laws and regulations, including without limitation, all applicable regulations and rules relating to HIPAA, as well as pharmacy, health care provider and insurance laws.  Talecris further warrants that its provision of Product will comply with all applicable federal, state and local laws and regulations, including, without limitation, all applicable regulations and rules relating to health care provider and insurance laws.

17.5         CHR Employee and Subcontractor Qualifications.  CHR represents and warrants that CHR’s employees and subcontractors performing Services hereunder shall have and continue to maintain, throughout the Term of this Agreement, all applicable material professional and institutional licenses and certifications required by applicable federal and state laws and professional boards and entities having jurisdiction over the provision of Services.

17.6         HIPAA.  Without limiting the generality of the representation and warranty set forth in Section 17.4 above, CHR acknowledges and agrees that it is a “covered entity” for the purposes of HIPAA, as such term is defined in 45 C.F.R. § 160.103.  CHR represents and warrants that as of the Effective Date, it is in full compliance with its obligations as a covered entity pursuant to the HIPAA laws, regulations and rules.  CHR further represents and warrants that it will comply with all applicable HIPAA laws, regulations and rules throughout the Term.

17.7         Performance.  CHR represents and warrants that the Services will be performed in a good and workmanlike mailer.  CHR further represents and warrants that the Services will be performed in accordance with normally accepted industry standards.

17.8         Key Performance Indicators.  CHR will use commercially reasonable efforts to perform the Services in accordance with KPIs.

17.9         Confidentiality Practices.  Each of Talecris and CHR represents and warrants that it has implemented, and will use in the provision of the Product or Services, business practices, technology, operating procedures and methodologies consistent with industry best practices to prevent the disclosure or distribution of the other’s Confidential Information in any form or manner not specifically authorized or requested by the other, including without limitation distributing any of the other’s Confidential Information in a form or manner that is not approved by the other in advance, and sending any of the other’s Confidential Information to third parties.

17.10       Products.  The Products are warranted by Talecris only as set forth on the applicable Product label or insert.  CHR shall not make or provide any additional warranties with respect to the Product, and CHR shall defend, indemnify and hold harmless Talecris, its officers, directors, employees, shareholders and agents from and against any Claim (as defined in Section 18 below) based on any such additional warranty.

17.11       EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 17, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE ARE HEREBY DISCLAIMED AND EXCLUDED.

18.           INDEMNIFICATION

18.1         Talecris, at its own expense, shall defend, indemnify and hold CHR, its shareholders, officers, directors, employees, agents, successors and permitted assigns (the “CHR Indemnitees”) harmless from and against all claims, losses, liabilities, costs, charges, expenses (including reasonable attorneys’ fees) or damages (collectively, “Claims”) by third parties for personal injuries or death that result from, or arise out of, (a) any design, manufacturing or labeling defect in any Product, (b) any failure by Talecris to supply Product pursuant to this Agreement or (c) any negligent or wrongful act or omission in the performance of this Agreement by any of Talecris or its employees, contractors or agents.

18.2         CHR shall defend, indemnify and hold Talecris, officers, shareholders, directors, employees, agents, successors and assigns (the “Talecris Indemnitees”) harmless from and against all Claims, in respect of injury (including death) to any persons or loss or damage to any real or tangible property which may arise out of any act or omission of CHR, its contractors, employees or agents in the performance of the Services under this Agreement, provided that, CHR shall not be liable for nor be required to indemnify Talecris in regard to any injury, loss or damage to the extent that such injury, loss or damage is caused by any negligent or wrongful act or omission on the part of Talecris or its employees, contractors or agents.

18.3         CHR shall defend, indemnify and hold the Talecris Indemnitees harmless from and against all Claims arising from any acts of fraud, embezzlement or dishonesty committed by CHR, its contractors, employees or agents, acting alone or in collusion with another party, in the performance of the Services hereunder.  The absence of insurance shall not diminish CHR’s responsibility to indemnify Talecris.

18.4         Each of Talecris and CHR shall defend, indemnify and hold the Talecris Indemnitees, in the case of CHR, and the CHR Indemnitees in the case of Talecris, harmless from and against all Claims by third parties arising from the indemnifying Party’s or its employees’, subcontractors’ or agents’ (i) breach of any representation, warranty or covenant hereunder, or failure to perform its obligations under this Agreement; (ii) violation of any federal, state or local law, regulation, statute or ordinance, including, without limitation, applicable privacy and security laws, rules, regulations and other binding guidance (including, without limitation, HIPAA, state and local pharmacy, health care provider and insurance laws and regulations); and/or (iii) failure to comply with the confidentiality obligations set forth in Section 11.

19.           INSURANCE.

19.1         Without limiting its responsibilities under Section 18, CHR shall maintain in force at all times during the term of this Agreement, with insurance companies acceptable to Talecris, the following insurance including any special terms indicated:

19.1.1     CHR staff are employees of ADP, which maintains employer’s Liability Insurance and Workers’ Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $1,000,000 and a minimum aggregate limit of $1,000,000 or the minimum limits required by law, whichever limits are greater.  CHR will maintain equivalent or greater coverage in the event CHR staff are converted to being employees.

19.1.2     Commercial General Liability Insurance in respect of CHR’s liability for loss of or damage to property and against liability in respect of injury, including death, resulting therefrom, for the sum of not less than $1,000,000 for any one occurrence and $2,000,000 in the aggregate annually.  Such policy shall include products/completed operations and broad form contractual coverage.  This coverage shall be endorsed to name Talecris as additional insured.

19.1.3     Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of CHR pursuant to this Agreement.  Such insurance shall have a minimum limit adequate to cover loss of maximum CHR inventory of Talecris• product valued at the current wholesale price.  This coverage shall be endorsed to name Talecris as loss payee in respect to property of others.

19.1.4     Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage with a minimum combined single limit per accident of $1,000,000, uninsured motorist and underinsured motorist liability with the minimum limit required by law.  Combined Single Limit for bodily injury and property damage for the sum of not less than $1,000,000 per accident.

19.1.5     Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Fraud, for loss or damage arising out of or in connection with any fraudulent or dishonest acts committed by the employees of CHR, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, with a minimum limit per event of $3,000,000.

19.1.6     Professional Liability and Errors and Omissions Liability Insurance covering liability for loss or damage due to an act, error, omission or negligence with a minimum limit per event of $10,000,000.

19.1.7     Umbrella Liability Insurance with a minimum limit of $10,000,000 in excess of the insurance coverage described above.

19.1.8     Transit/cargo insurance covering Talecris consigned product against damage due to mishandling and lost or delayed shipments.  Such insurance shall have a minimum limit of $100,000 per conveyance.  This coverage shall be endorsed to name Talecris as loss payee in respect to property of others.

19.1.9     CHR shall have its insurance carrier or carriers furnish to Talecris certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/o  self insured retention and stipulate that the insurer will provide Talecris with no less than thirty (30) days prior written notice of cancellation, termination, non-renewal or material change.

20.           LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES AND THEIR RESPECTIVE SHAREHOLDERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, HOWEVER CAUSED OR ARISING, WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF THEIR OCCURRENCE.

21.           DISPUTE RESOLUTION.  If the parties fail to resolve any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (other than one relating to a breach of Section 10 or one relating to the validity, enforceability, infringement or misappropriation of the Talecris Trademarks, or other intellectual property rights of the parties, which shall not be subject to this Section 21), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (a “Claim”), either party may refer the Claim, by notice to the other party, to their respective officers designated below or such other officers as the parties may designate in writing from time to time, for attempted resolution by good faith negotiations within thirty (30) days after that notice is received.

The designated officers are as follows:

For Talecris:	Senior Director

For CHR:	President and Chief Executive Officer

Pending resolution of any such dispute, CHR shall continue to perform its obligations under this Agreement, and Talecris shall continue to make payment to CHR for any undisputed items.  If such dispute is not resolved by negotiation by the end of the thirty (30) day period, then the Claim shall be submitted to nonbinding mediation administrated by the American Arbitration Association under its Commercial Mediation Rules.  If the parties are unable to resolve the Claim through mediation, then the parties shall be free to pursue any legal or equitable remedy available to them.  Each Party will bear its own attorneys’ fees and other costs and expenses.

22.           NOTICE.  All notices and other communications that may be or are required to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered; five days after mailing if mailed, first class postage prepaid; or one day after mailing if sent by independent overnight courier, and shall be addressed as follows:

If to CHR:

Centric Health Resources

17877 Chesterfield Airport Rd.

Chesterfield, Missouri 63005

Attn: Craig L. Kephart, President and CEO

If to TALECRIS:

Talecris Biotherapeutics, Inc.

4101 Research Commons

79 Alexander Drive

Research Triangle Park, NC 27709

Attn: Senior Vice President and General Manager, Portfolio Management and US Business

With a copy (which shall not constitute notice) to:

Talecris Biotherapeutics, Inc.

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, NC 27709 Attn: General Counsel

Either party may change its address for purposes of notice pursuant to this Agreement by notifying the other party of such change of address in the manner set forth above, except that notices for changes of address are effective only upon receipt by the other Party.

23.           ENTIRE AGREEMENT.  This Agreement, together with the Exhibits attached hereto, contains the entire understanding between the parties and supersedes and cancels any and all prior agreements, written or oral, between them regarding the within subject matter (including the Term Sheet and the Original Agreement), except with respect to Services furnished by CHR prior to such Effective Date, which will be accounted for and settled in accordance with the provisions of the Original Agreement.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

24.           AMENDMENT.  This Agreement may not be amended except in a writing signed by the authorized representatives of both of the parties hereto.

25.           ASSIGNMENT.  This Agreement may not be assigned or transferred by CHR without the prior written consent of Talecris.  Any attempted assignment in violation of this Section 25 shall be null and void.  A Change of Control of CHR shall be deemed an assignment of this Agreement.  For the purposes of this Agreement, a “Change of Control” shall mean an equity sale, reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the holders of equity interests in CHR immediately prior to such equity sale, reorganization, merger, consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of managers or directors of the sold, reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such equity sale, reorganization, merger, consolidation or other transaction.  Talecris may assign this Agreement upon thirty (30) days notice to CHR.

26.           RELATED PARTY TRANSACTIONS.  Throughout the term of this Agreement, CHR will disclose in writing to Talecris any contemplated related party transactions at least thirty (30) days in advance of such transaction.

27.           GOVERNMENT AUDITS.  Until the expiration of four (4) years following the furnishing of services under this Agreement and any related agreement between the parties, CHR shall maintain this Agreement and such related agreements and its books, documents and records of any kind that are necessary to certify the nature and extent of the costs incurred by CHR pursuant to this Agreement, and CHR shall make these items available to the Secretary of Health and Human Services, the Comptroller General of the United States, or the duly authorized representatives of either of them upon their written request.  If CHR performs any of the duties assumed pursuant to this Agreement or any related agreement through subcontract with a third party (without regard to whether the party is an affiliate of CHR) and such subcontract shall have a value of at least ten thousand dollars ($10,000) over any twelve (12) month period, then such subcontract shall require subcontractors to comply with the requirements contained in this Section 28.

28.           BINDING EFFECT.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

29.           SEVERABILITY.  Each Article and Section hereof shall be considered severable, and if for any reason any Article or Section is determined to be invalid under current or future law, such invalidity shall not impair the operation of or otherwise affect the valid portions of this Agreement.

30.           WAIVER.  The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same or to enforce any future compliance with or performance of any of the provisions hereof.  No waiver by any party of any condition or other breach of any provision, term or covenant in this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term or covenant of this Agreement.

31.           TITLES.  The titles of the Sections herein have been inserted as a matter of convenience for reference only, form no part of this Agreement, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

32.           NO THIRD-PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

33.           GOVERNING LAW; VENUE.  This Agreement and all rights and obligations hereunder shall be governed by the internal laws of the State of North Carolina, without regard to principles of conflicts of laws.  Any legal action arising out of this Agreement shall be brought in a court having jurisdiction in Wake County, North Carolina.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of North Carolina, Wake County for the adjudication of any dispute brought hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

34.           COUNTERPARTS.  This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, CHR and Talecris have caused this Agreement to be executed by their officers who have authority to bind their respective companies.

CENTRIC HEALTH RESOURCES, INC.

By:	/s/ Craig L. Kephart
Name:	Craig L. Kephart, President and CEO

TALECRIS BIOTHERAPEUTICS, INC.

By:	/s/ John R. Perkins
Name:	John R. Perkins
Title:	SVP & General Manager
Portfolio Management and US Business
Date:

By:	/s/ Charles Gayer
Name:	Charles Gayer
Title:	Senior Director, Pulmonary
Date:	January 12, 2009

Attachments:

Exhibit A — Detailed Description of Services and Project Management

Exhibit B — Pricing Schedule

Exhibit C — Additional Compensation - Prolastin Direct Program

Exhibit D — [***] Pilot Program

Exhibit E — Business Associate Addendum

Exhibit F — Designated Employees

Exhibit G -   Business Continuity Plan

***         CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

DETAILED DESCRIPTION OF SERVICES AND PROJECT MANAGEMENT

1.             Project Managers

CHR Project Manager:	Michelle Hefley
Chief Operating Officer
Centric Health Resources
17877 Chesterfield Airport Rd.
Chesterfield, Missouri 63005
Phone: (636) 519-2400
Fax: (866) 862-8818

Talecris Project Manager:	Charles Gayer
Senior Director, Pulmonary Talecris Biotherapeutics, Inc.
101 Research Commons 79 T.W. Alexander Drive
Research Triangle Park, NC 27709
Phone: (919) 316-6205 Fax: (919) 316-6488

2.             Prolastin Direct Program

a.             Upon receipt of instructions from the Patient and a valid physician’s prescription for Services, CHR shall furnish or arrange for the provision of such services as follows:

(i)            Intake Form.  CHR will provide or arrange to provide intake services on behalf of the Program, which intake services shall include the completion of an Intake Form for the applicable Patient by means of telephone, United States mail service, or facsimile communication, verification of insurance coverage and prior authorization, as necessary.  “Intake Form” means the form to be used by CHR to gather information regarding, among other things, Patient demographics, referral information, primary and secondary insurance, and physician and medical information.

(ii)           Authorization.  CHR shall seek prior authorization from the Patient’s Payor.  Upon receipt thereof, CHR shall commence to furnish or arrange for the furnishing of Services to such Patient in a timely manner, as more specifically described in Paragraph 3 below.

(iii)          Reimbursement.  For all Products and/or Services furnished to Patients, CHR will submit a claim to the Patient and/or applicable Payor for Services and/or will bill the patient and/or applicable Payor for such Products and/or Services.  CHR will manage the collections associated with said current and past due claims and assume responsibility for administration of all collection efforts; provided, however, that Talecris shall remain financially responsible for any bad debt resulting from nonpayment for any Services actually furnished to a Patient.

(iv)          Complete Information.  Notwithstanding anything contained hereon or elsewhere to the contrary, CHR shall be under no obligation to provide any Services hereunder to

Patients until it has all the information necessary to complete the Intake Form in a manner satisfactory to CHS, and has received proper prior authorization from the Payor and/or Patient, as applicable, to deliver Services to the applicable Patient.

(v)           CHR shall gather all prescription and patient information required to dispense the prescriptions to Patients as permitted by law, in order to complete all pertinent insurance forms and documents necessary in order to obtain reimbursement from any applicable Payor for Services provided under this Agreement.

3.             Services

General Services

•              Initial and on-going Talecris program staff training at appropriate levels

•              Initial training, carried out jointly by CHR, Talecris and AlphaNet

•              On-going training utilizing Talecris-approved materials

•              Management of program per Talecris specific business rules

•              Transfer and maintenance of a 1-800 call center for the program

•              Transfer and maintain a 1-800 fax center for the program

•              Hours of normal business operation 7:00 AM-6:00 P.M. CST Monday-Friday

•              24/7 on-call clinical support (Pharmacy and Nursing)

•              Establish and maintain a Website to support access to Talecris key program metrics reporting (Dashboard concept)

•              Maintain all required state/federal pharmacy and wholesale licenses to include proper certification of Pharmacy Technicians per Missouri law

•              Secure and maintain state Medicaid provider status

•              Maintain Medicare provider status

•              Maintain and manage a secondary pharmacy network as required by Medicaid for Product distribution (Medicaid in-state providers)

•              Warehousing, distribution and dispensing of Product

•              Warehousing and distribution for associated infusion supplies

•              Warehousing, distribution and retrieval of medical waste containers

•              Inventory and storage of Product in compliance with Talecris’/PI requirements

•              Performing a physical inventory of Product and reporting detailed inventory at mutually agreed upon intervals

•              Quarantine of Product in compliance with Talecris’ requirements

•              Maintaining mutually agreed-upon Talecris Consigned Inventory levels

•              Maintain a validated operations system for the purposes of order processing, dispensing, billing of third parties and management of Talecris accounts receivable

•              Management of a patient and physician database

•              Distribution of Talecris written communications and patient/physician educational materials

•              Return goods processing and coordination as required by Talecris

Order Fulfillment Services

•              Receiving orders

•              Obtaining valid prescriptions as required

•              Managing and dispensing of Products to Patients

•              Coordination of patient supply orders with Alpha Net

•              Managing and dispensing of infusion supplies

•              Picking, packing, and labeling of Products as required

•              Dispensing of Products in accordance with applicable state and federal regulations

•              Coordination of shipments with customers

•              Maintenance and tracking of shipments in an appropriate database

•              Shipping of Products and supplies to patients, physicians or hospitals or other licensed facility - HHC, Pharmacy, etc.

•              Tracking of distributed Products, by appropriate lot number

•              Full Class I Recall capabilities for Products dispensed by CHR

•              Verifying receipt by the patient, physician or hospital of Products

•              Distribution of Product information as required by Talecris

•              Order fulfillment related to “Easy Access” program or other patient assistance program as implemented by Talecris

Reimbursement Services

•              Management of Talecris Payor contracts and Carrier Contracts

•              Assist in establishing new Talecris Payor contracts and Carrier Contracts

•              Administration of “single patient contracts”

•              Application and management of the “sole source” exception requests for necessary Medicaid provider waivers

•              Utilization of CHR Medicaid provider numbers and PBM provider status for the submission and collection of claims

•              New patient intake (data collection)

•              Verification of coverage and benefits

•                                          Prior authorization if required

•                                          Obtain necessary consents

•                                          Inform Patient of coverage and co-pay responsibilities

•                                          Patient coverage denials

•                                          Contact appropriate parties

•                                          Appeal the case, according to mutually agreed-upon policies

•                                          Communicate with patient and physician regarding coverage and status

•                                          Assembling of appropriate documentation for re-submission to Payors

•                                          Billing of third party payers on behalf of Talecris

•                                          Claims adjudication

•                                          Management of collections

•                                          Collection of co-pays and deductible amounts

•                                          Referral and coordination of Patients to assistance program pursuant to Talecris Policies

•                                          Cash Application

•                                          Ability to process credit card payments

•                                          Submissions of payments to a Talecris lock box

Clinical Support/Training Coordination Services

•                                          24/7 on-call clinical support (Pharmacy/Nursing)

•                                          Coordination of nursing required for Product administration

•                                          Aid in answering Product questions as approved by Talecris

•                                          Triage medical/clinical questions to Talecris Clinical Communications Aid in providing Product administration information as approved by Talecris

•                                          Follow-up calls to support customer surveys as approved by Talecris

•                                          Triage Product issue calls to Talecris per current Talecris Policies

•                                          Distribution of Product information and educational materials, as appropriate

Reporting

•                                          Reporting as agreed upon regarding customer demographics, shipping information, quantity, lot numbers and billing information

•                                          Sales transactions

•                                          Shipments

•                                          Billing and collections

•                                          Cash applications

•                                          New accounts

•                                          Returns and credits

•                                          Temperature monitoring

•                                          Inventory receipt and on hand

•                                          Adverse event reporting as required by Talecris - mechanism to Talecris CC/Drug safety

•                                          Agreed-upon performance measures

•                                          Other reports as mutually agreed upon

•                                          # of Patients enrolled

•                                          Trends

•                                          Average time on Services

•                                          Physicians

•                                          Demographics

•                                          # of Patients

•                                          Customer Service/Reimbursement/Pharmacy Calls

4.                                      Nursing Services

CHR will locate, contract with and coordinate necessary nursing services for the administration of Talecris Products related to this program.  Costs associated with coordination of the nursing function are included in the base fee.  Any fees incurred for nursing services (other than coordination) shall be as set forth on the Pricing Schedule (Exhibit B).

5.                                      Supplies and Equipment

CHR shall provide all necessary supplies and equipment associated with the administration of Products dispensed under this program.  CHR shall ship such supplies to each Patient along with each such Patient’s regular Product shipment.  The cost of such supplies/equipment shall be paid as set forth on the Pricing Schedule.  CHR and AlphaNet shall jointly determine the nature of such supplies and equipment based on Patient preferences.  The Pricing Schedule (Exhibit B) defines pricing and billing for supplies.

6.                                      Shipping

CHR will provide Talecris-approved shipping containers and materials (e.g., packing, cooling blocks, labels) for the shipment of Products.  No other materials may be used or accompany the Product.  The cost of such materials shall be paid as set forth on the Pricing Schedule.  Talecris reserves the right to select specific packaging materials and, in such event, Talecris shall be entitled to any savings and shall bear any additional expense.  Unless otherwise stated herein, a mutually agreeable carrier shall ship Products covered under this Agreement on an “overnight” basis directly to Patients or other designated Talecris customers.

EXHIBIT B

PRICING SCHEDULE

(1)                                  Standard Fees.  The standard fees for the Services provided by CHR with respect to the Program include the Base Fee (defined below), certain pass-through costs and adjustments for Alpha Advocates as described below in this Section.

(a)                                  Base Fee.  The “Base Fee” consists of the Prolastin Base Fee (as defined below) and the Gamunex Base Fee (defined below).

(i)            The initial base fee (“Prolastin Base Fee”) for the Services provided by CHR under this Agreement is $[***] per milligram of Product dispensed to Patients in the first calendar year in the Term of this Agreement, subject to adjustment as provided below.  The Prolastin Base Fee will be automatically adjusted by CHR, effective as of January 1 of each calendar year, commencing with January 1, 2009, by the annual average percentage increase in the Consumer Price Index (“CPI-U”), U.S. City Average, All Items, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (or if the Index is no longer published or issued, any successor index or other reliable governmental or nonpartisan publication evaluating the information previously used in the determining the Index that is mutually selected by the parties) for the most recently completed 12 month period for which the CPI-U percentage is available at the time the adjustment calculation is performed by CHR (“CPI-U Adjustment”)

(ii)           The initial base fee (“Gamunex Base Fee”) for the Services provided by CHR under this Agreement in connection with the IG Program is $[***] per gram of Gamunex Product dispensed to Patients in the first calendar year in the Term of this Agreement, subject to adjustment as provided below.  The Gamunex Base Fee will be automatically adjusted by CHR, effective as of January 1 of each calendar year, commencing with January 1, 2009, by the CPI-U Adjustment formula set forth above.

(b)                                 Pass-Through Costs.  In addition to the Base Fee, Talecris will reimburse CHR for certain reasonable costs on a pass-through basis.  The costs that will be reimbursed on pass-through basis are as follows:

(i)            all nursing infusion services.

(ii)           all infusion and other supplies related to Product preparation and infusion.

(iii)          all shipping materials and supplies for Product, including, without limitation, boxes, tape, insulation and freezer bricks.

(iv)          all fuel surcharges assessed by CHR’s shipping company(ies);

(v)           all other items or costs mutually agreed upon by the parties.

*** CONFIDENTIAL TREATMENT REQUESTED

CHR will be responsible for negotiating price, ordering necessary supplies directly from supply manufacturers, and paying manufacturers unless otherwise specified by Talecris.  CHR shall ensure that Talecris is made an intended third-party beneficiary of all contracts, bids or quotations that relate to pass-through costs such that Talecris shall have the right to enforce such contracts, bids or quotations on its own behalf.  Talecris, at its discretion, may negotiate terms directly with supply manufacturers, and terms negotiated by Talecris shall control as soon as CHR’s contract with such manufacturer, if any, is terminated.  CHR will bill Talecris for pass-through costs on a monthly basis based on actual usage.  Talecris will make payment to CHR within 45 days of receipt of the invoice by Talecris.

(c)                                  Alpha Advocates.  As part of the Base Fee, the Services provided by CHR include the services of [***] Alpha Advocates.  [***] If an Alpha Advocate position remains unfilled for a period of 45 days or longer, CHR will reduce its monthly invoice for the Base Fee by [***] of the then effective contract value for an Alpha Advocate for each unfilled Alpha Advocate position; provided, however, that Talecris will reimburse CHR for reasonable expenses associated with covering key business activities while a territory is open (e.g., travel expenses for another Alpha Advocate to attend previously scheduled Alpha-I event in an open territory).  CHR will utilize commercially reasonable best efforts to fill any open Alpha Advocate positions in a timely manner.  CHR and Talecris may mutually agree at any time to increase or decrease the number of Alpha Advocates.  [***]

(2)           [***]  Notwithstanding the foregoing, the following provisions set forth the compensation arrangement between the parties [***] first entered into on or after January 1, 2009.

(a)                                  With respect to those [***] for which CHR provides it standard Services, the Standard Fees set forth in this Agreement will apply.

(b)                                 With respect to those [***] for which Talecris ships the Product direct to such [***] and the [***] utilizes the Services of CHR to order individual patient shipments from CHR (i.e., CHR has no direct contact or follow-up with patients), Talecris will pay the Base Fee only.  An example of this type of [***] is Kaiser, which became effective in October 2007.

(c)                                  With respect to those [***] for which Talecris ships the Product direct to such [***] and the [***] utilizes some or all of CHR’s enrollment Services, Talecris will pay CHR the following monthly fee for the first six month period in the term of the [***]:

[***]

After the first six months in the term of the [***] for such [***], Talecris will pay CHR an enrollment fee of $[***] for every new patient covered by such [***] who is registered in the Prolastin Direct program available through the [***].  The enrollment fee will be paid in the month immediately following the month in

*** CONFIDENTIAL TREATMENT REQUESTED

which the patient is registered in the Prolastin Direct program available through the [***].

(d)                                 With respect to those [***] for which Talecris ships the Product direct to such [***] and the [***] does not utilize any of CHR’s Services, Talecris will pay CHR the following monthly fee for the first six month period in the term of the [***]:

[***]

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

ADDITIONAL COMPENSATION
Prolastin DirectSM Program

In addition to the compensation set forth on Exhibit B attached to this Agreement, CHR will be eligible to receive additional fees per milligram of Product shipped based on achieving key performance indictor (KPI) service levels for Patient Loyalty and Patient Compliance.  CHR will invoice Talecris for any eligible additional fees per milligram shipped each month up until defined Maximum Annual Payment levels for additional payments are reached.  CHR will invoice Talecris for any additional fees separately from the baseline fees described in Exhibit B.

If CHR meets KPI services levels of “High Maintain” or greater during a calendar year, CHR will qualify for additional per milligram fees in the subsequent calendar year.  Measurement criteria, Additional Fees per milligram, and Maximum Annual Payments for Patient Loyalty and Patient Compliance are defined below.  Talecris will pay CHR additional per milligram fees in 2009 based on CHR achieving “High Maintain” service levels for both Patient Loyalty and Patient Compliance in 2008.

The Additional Fees per milligram shipped, if earned in a calendar year based on KPI service levels, will remain constant for the term of this Agreement.  The Maximum Annual Payment for additional fee payments based on KPI service level achievement will be increased by CPI-U Adjustment as defined in Exhibit B, which is used in calculating the annual adjustment to the base fee.

CHR will also be eligible to receive KPI payments based on Days Sales Outstanding (DSO) levels during a calendar year as defined below.  Talecris will pay any eligible DSO KPIs in January of each calendar year with the first potential payment occurring in January 2010.

The KPI service levels will be appropriately adjusted to account for any change [***] that reduces the number of patients served by CHR so that CHR’s additional payments will not be adversely affected.  Each party will have the right to audit the other party’s books and records with 14 days written notice to confirm KPI calculations and payments.

KPI - Patient Loyalty.

This KPI measures the number of Patients receiving Product in a calendar year as a percentage of the Patients who received Product during the prior calendar year.  Patient reductions due to death, transplant, clinical study enrollment, or hospice are excluded from the calculation [***]. The annual patient loyalty KPI payment levels are set forth below, and the applicable measurement percentage is determined by CHR as follows:

•                  [***]

•                  [***]

Loyalty Level	Additional Fee per Mg		Maximum Annual Payment		Measurement Percentage
Below	[***	]	[***	]	[***	]
Low Maintain	—		—		[***	]
High Maintain	[***	]	[***	]	[***	]
Outstanding	[***	]	[***	]	[***	]

KPI - Compliance.

This KPI measures the “opportunity to ship” Product with the “actual shipments” of Product during the calendar year.  The calculation by CHR of the “opportunity to ship” Product will take into account the prescribed frequency of infusions (for example, once-a-week) and strength of the Product during the reporting period (e.g., the number of days for each order available during the reporting period).  The calculation by CHR of the “actual shipments” of Product will take

*** CONFIDENTIAL TREATMENT REQUESTED

into account the frequency and strength of the Product on orders actually shipped during the reporting period.  The applicable measurement percentage is determined by CHR as follows:

[***]

Compliance Level	Additional Fee per Mg		Maximum Annual Payment		Measurement Percentage
Below	[***	]	[***	]	[***	]
Low Maintain	—		—		[***	]
High Maintain	[***	]	[***	]	[***	]
Outstanding	[***	]	[***	]	[***	]

Pro forma Prolastin Base Fee plus Additional KPI (at “high maintain”) payments for the Term of this Agreement are calculated below for illustrative purposes.  Payments in future year will be based on actual milligrams shipped, CPI-U adjustments, and Additional Fees earned, if any.

	2009		2010		2011		2012		2013
Milligrams (M)	[***	]	[***	]	[***	]	[***	]	[***	]
CPI-U Increase	[***	]	[***	]	[***	]	[***	]	[***	]
Fee/mg ($)	[***	]	[***	]	[***	]	[***	]	[***	]
Fee Payment ($M)	[***	]	[***	]	[***	]	[***	]	[***	]
Additional Fee/mg Loyalty ($)	[***	]	[***	]	[***	]	[***	]	[***	]
Maximum Loyalty Payment ($M)	[***	]	[***	]	[***	]	[***	]	[***	]
Additional Fee/mg Compliance ($)	[***	]	[***	]	[***	]	[***	]	[***	]
Maximum Compliance Payment ($M)	[***	]	[***	]	[***	]	[***	]	[***	]
Total Payment ($)	[***	]	[***	]	[***	]	[***	]	[***	]

KPI - Days Sales Outstanding (DSO).

The KPI for DSOs will be calculated on an average monthly basis at the end of each calendar year.  DSOs will be calculated based on the then current formula agreed to by both Talecris and CHR. [***]:

•                              Average < 50 days - CHR earns [***] per day below [***] days

•                              50 days < Average <56 days - [***]

•                              56 days < Average < 60 days - [***]

•                              60 days < Average - CHR pays Talecris [***] per [***]

Certain significant disruptions in accounts payable will be exempted from average DSO calculations.  Exemptions will include Payor insolvencies and documented government (e.g., Medicare and Medicaid) payment freezes.  Exemptions will not include delays caused by Payor actions such as billing system changes or mergers and acquisitions.  Delays in payment caused by documented changes in Payor billing systems (e.g., new enterprise software systems) will be included in the DSO calculations.  However, CHR will not be penalized if such Payor system changes cause average DSOs to rise above [***]. DSOs will be calculated by CHR at the end of each calendar year and any applicable payments will be made in January of the following year.  The first DSO KPI payments under this Agreement will be made in January 2010.

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

[***] PILOT PROGRAM

•                  CHR and Talecris agree to jointly develop a [***] health management program for [***] (“[***] Program”).  A component of the [***] Program will include the design of a pilot test program to validate the health management components.

•                  Development costs will be shared equally, but the total value of Talecris’ share of the development costs (including direct payments and in-kind services) will not exceed $100,000.

•                  Once the design of the [***] Program is completed, Talecris will have the first right to participate with CHR in a pilot test of the [***] Program.  Fees and other costs related to the pilot test will be determined by CHR and Talecris once the design of the [***] Program is complete.

•                  If Talecris declines to participate in the pilot test, or subsequent full implementation of the [***] Program, CHR may market the program to other entities such as payoffs, physician groups, or specialty pharmacies.  CHR must remove any data that is proprietary to Talecris from the program prior to marketing it to other entities.  CHR will be responsible for reimbursing Talecris for direct development costs incurred by Talecris if CHR successfully commercializes the program with another entity.  To the extent that [***] therapy is included as part of the [***] Program, CHR must advocate [***] use that is consistent with indications listed in the complete prescribing information of [***] products.  If Talecris declines to test or implement the [***] Program, CHR may use the program design or other program content for other immune disorder programs outside of [***].  CHR may not at any time market the [***] Program to any other manufacturer of an [***] product.

•                  The parties agreed that CHR will own the health management program content of the [***] Program, but Talecris will have a perpetual, non-exclusive right to use (independent of CHR) the content of the [***] Program in any form at no charge.  Nothing herein obligates CHR to provide any services in connection with any such independent usage by Talecris.

•                  If a [***] Program is successfully designed, tested, and implemented by the parties, CHR and Talecris will be subject to exclusivity provisions with respect to the program that are comparable in scope to the exclusivity provisions applicable to the Alpha-1 program contained in Section 6.1 of this Agreement.

•                  The cost of the pilot [***] Program, and any charges related to a fully implemented [***] Program will be determined by the parties based on the final design of the [***] Program.

•                  From and after the formal launch of the [***] Program, except as otherwise agreed by the parties in writing, the term “Services” as used in this Agreement will be deemed to include services provided in connection with the [***] Program, the term “Product” as used in this Agreement will be deemed to include the [***] products supplied by Talecris

*** CONFIDENTIAL TREATMENT REQUESTED

to CHR in connection with the [***] Program, and the term “Patients” will be deemed to include patients registered in the [***] Program; provided, however, that Exhibits A, B and C of this Agreement will not apply to the [***] Program.  All information, data and materials relating to the [***] Program will be segregated from all information, data and materials relating to all other health management programs conducted by CHR.  Any information about the [***] Program to be disclosed by CHR to Talecris shall be disclosed only to a Program Manager designated in writing by Talecris and not to any other Talecris employees.

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

BUSINESS ASSOCIATE ADDENDUM

TALECRIS BIOTHERAPEUTICS, INC.

and

CENTRIC HEALTH RESOURCES, LLC

This Business Associate Addendum (“Addendum”), effective January 1, 2009 (“Effective Date”), is entered into by and between Centric Health Resources, LLC, on behalf of itself and its affiliates (“CHR”) and Talecris Biotherapeutics, Inc. (“Talecris”) (each a “Party” and collectively the “Parties”).

1.             BACKGROUND AND PURPOSE.  The Parties have entered into, and may in the future from time to time enter into, one or more agreements, written or oral, that require CHR to create, receive, maintain, use, disclose or transmit Protected Health Information (“PHI”) or Electronic Protected Health Information (“EPHI”) that is subject to the federal privacy regulations and security regulations promulgated pursuant to the Health Insurance Portability and Accountability Act (“HIPAA”) and codified at 45 C.F.R. parts 160, 162 and 164 (“HIPAA Regulations”) (collectively, the “Underlying Contracts”).  This Addendum shall govern CHR’s creation, receipt, maintenance, disclosure and transmission of such PHI or EPHI as a Business Associate (as defined in HIPAA Regulations) of Talecris under the Underlying Contracts.  It supplements and/or amends the Underlying Contracts as necessary to allow Talecris to comply with the HIPAA Regulations.  Except as supplemented, amended and/or interpreted as set forth below, the terms of the Underlying Contracts shall continue unchanged and shall apply with full force and effect to govern the matters addressed in this Addendum and in the Underlying Contracts.

2.             DEFINITIONS.  Unless otherwise defined in this Addendum, all terms used in this Addendum have the meanings ascribed in the HIPAA Regulations to the extent defined therein.

3.             OBLIGATIONS OF THE PARTIES WITH RESPECT TO PHI.

3.1           Obligations of CHR.  With regard to its use and/or disclosure of PHI, CHR agrees to:

a.             not use or further disclose the PHI other than as permitted or required by this Addendum or as required by law.

b.             use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Addendum.  Without limiting the generality of the foregoing sentence CHR will

(1)           Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of EPHI as required by the Security Rule;

(2)           Ensure that any agent, including a subcontractor to whom CHR provides EPHI agrees, in writing, to implement the same safeguards to protect EPHI as provided in subsection 3.1 b.(1); and

(3)           Report to Talecris any Security Incident (as defined by the HIPAA Regulations) of which Business Associate becomes aware.

c.             report to Talecris any use or disclosure of PHI not provided for by this Addendum of which CHR becomes aware.

d.             require any agent, including any subcontractor, that receives, uses, or has access to PHI under the Underlying Contracts to agree in writing to the same restrictions and conditions on the use and/or disclosure of PHI that apply to CHR pursuant to Section 3.1 of this Addendum.

e.             to respond to Individual(s) request(s) for access to PHI about them in accordance with HIPAA Regulations, to the extent that such PHI is in the possession or control of CHR and is maintained in a Designated Record Set (as such term is defined by CHR in accordance with HIPAA regulations).

f.              make amendments to PHI when requested by Individuals in accordance with the HIPAA Regulations, to the extent that such PHI is in the possession or control of CHR and is maintained in a Designated Record Set.

g.             document any and all disclosures of PHI by CHR as well as any other information related to such disclosures of PHI that would be required for CHR to respond to a request for an accounting of disclosures made to Talecris or CHR in accordance with the HIPAA Regulations.

h.             respond to requests to Talecris or CHR for an accounting of disclosures documented in accordance with subsection 3.1.g in accordance with HIPAA Regulations.

i.              make available upon request by the Secretary of HHS any and all internal practices, books and records of CHR relating to the use and disclosure of PHI, for purposes of determining Talecris’s compliance with the HIPAA Regulations; provided, that before responding to any such request by the Secretary, CHR shall provide Talecris prompt and sufficient prior notice of any such request to enable Talecris to seek and, when possible, obtain a protective order or otherwise take such appropriate protective legal action as Talecris may deem necessary in its sole discretion.

j.              return to Talecris or its designee or destroy, within ninety (90) calendar days of the termination of this Addendum with respect to any Underlying Contract, any and all PHI in the possession or control of CHR or its agents, including subcontractors, as a result of the Underlying Contract at issue and retain no copies.  If such return or destruction of PHI is mutually agreed by the parties to be infeasible, CHR agrees to (a) provide written notification to Talecris of the conditions that make such return or destruction infeasible and (b) for so long as CHR or its agents, including subcontractors, maintain such PHI, (i) extend all protections contained in this Addendum to the use and/or disclosure of any retained PHI by CHR or its agents, including subcontractors and (ii) limit any further uses and/or disclosures of such PHI by CHR or its agents, including subcontractors, to the purposes that make the PHI’s return or destruction infeasible.

3.2           Permitted Uses and Disclosures of PHI by CHR; Title to PHI.  Except as otherwise specified in this Addendum, CHR may make any and all uses and disclosures of PHI necessary to perform its obligations under the Underlying Contracts.  Unless otherwise limited by this Addendum, CHR may (a) use the PHI in its possession for its proper management and administration or to carry out the legal responsibilities of CHR; (b) disclose the PHI in its possession to a third party for the purpose of CHR’s proper management and administration or to carry out the legal responsibilities of CHR, provided that the disclosures are required by law or that CHR has obtained reasonable assurances from the third party to which PHI is to be disclosed regarding the confidential handling of such PHI as required under the HIPAA Regulations and the third party has agreed to notify CHR of any instances of which it becomes aware in which the confidentiality of the information has been breached; (c) provide Data Aggregation services relating to the Health Care Operations of the Talecris as permitted by the I-HIPAA Regulations and (d) subject to prior written approval by the Parties, de-identify any and all PHI obtained by CHR under this Addendum at any location, and use such de-identified data, all in accordance with the de-identification requirements of the HIPAA Regulations.

Notwithstanding the forgoing, as between Talecris and CHR, Talecris now and shall forever hold, and CHR shall not hold and will not acquire by virtue of its performance of this Addendum or the Underlying Contracts, all right, title and interest in and to the PHI or any portion thereof.  Furthermore, except as specified in this Agreement with Underlying Contracts, CHR shall have no right to compile, aggregate and/or distribute such PHI or any other health and medical data obtained from Talecris, or create or distribute any analysis or report relating thereto.

3.3           Obligations of Talecris.  Talecris agrees to timely notify CHR of any arrangements between Talecris and any Individual who is the subject of PHI that may impact in any manner the use and/or disclosure of that PHI by CHR under this Addendum.

3.4           Effect of Changes to the HIPAA Regulations.  To the extent that any relevant provision of the HIPAA Regulations is amended in a manner that materially changes the obligations of Business Associates or Covered Entities that are embodied in the terms of this Addendum, the Parties agree to negotiate in good faith appropriate written amendment(s) to this Addendum in order to give effect to these revised obligations.

4.             TERMINATION.  This Addendum shall terminate upon the termination or expiration of the last of the Underlying Contracts.  Upon Talecris’s knowledge of a material breach (as determined by Talecris in its sole discretion) of the terms of this Addendum by CHR, Talecris shall provide CHR written notice of that breach in sufficient detail to enable CHR to understand the specific nature of that breach and afford CHR an opportunity to cure the breach.  If CHR fails to cure the breach within a reasonable period of time specified by Talecris in its notice, Talecris may immediately terminate this Addendum and the Underlying Contracts associated with such breach.  Any termination described herein shall give rise to CHR’s obligations set forth in Section 3.1.j.

5.             INDEMNIFICATION.  CHR shall defend, indemnify and hold harmless Talecris, its officers, employees and agents from and against any and all claims, damages, losses, liabilities, costs and expenses (including attorneys’ fees and costs) incurred by Talecris as a result of any third party claim relating to or arising our of any breach or alleged breach by CHR of its obligations under this Addendum.  The foregoing shall be in addition to, and not in derogation of, any other rights Talecris may have against CHR under this Addendum or otherwise at law or equity.

6.             RIGHT TO INJUNCTIVE RELIEF.  CHR expressly acknowledges and agrees that the breach, or threatened breach, by it of any provision of this Addendum may cause Talecris irreparable harm and that Talecris will not have an adequate remedy at law.  CHR therefore agrees that Talecris may be entitled to injunctive relief to prevent such breach or threatened breach, and hereby agrees not to oppose any attempt to obtain such relief.  The foregoing shall be in addition to, and not in derogation of, any other rights Talecris may have against CHR under this Addendum or otherwise at law or equity.

7.             MISCELLANEOUS.

7.1           Interpretation.  This Addendum and the Underlying Contracts (together with other Exhibits thereto) shall constitute the entire understanding of the parties and supercedes, and its terms shall govern, all prior and contemporaneous proposals, agreements or other communications between the parties, oral or written, regarding such subject matter.  The terms of this Addendum shall prevail in the case of any conflict with the terms of any Underlying Contract or Exhibit thereto.  In the event of an ambiguity or any inconsistency between this Addendum and the provisions of the HIPAA Regulations, as amended or interpreted by a court or regulatory agency with binding legal authority over one or more of the parties, the HIPAA Regulations, as amended or interpreted shall control.  Where the provisions of this Addendum are different than or in addition to those mandated by the HIPAA Privacy Regulations, but are nonetheless permitted or not precluded by such Regulations, the provisions of this Addendum shall control.  Notwithstanding anything in this Addendum to the contrary, any “contrary” and “more stringent” provisions of other health information privacy and security laws, rules or regulations (as determined in accordance with HIPAA preemption rules set forth at 45 C.F.R. 160.201, et seq.) shall prevail in the event of a conflict between such provisions and those of this Addendum and/or the HIPAA regulations.

7.2           Survival.  With respect to any Underlying Contract, Sections 1, 2, 3.1.j, 4, 5, and 7 of this Addendum shall survive termination of this Addendum and continue indefinitely solely with respect to PHI that CHR or its agents, including subcontractors, retain in accordance with Section 3.1.j.  Notwithstanding and in addition to the forgoing, Section 5 and 6 of this Addendum shall survive termination of this Addendum.

7.3           No Third Party Beneficiaries.  Except as set forth in Sections 3.1.i , nothing in this Addendum shall confer upon any person other than the Parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative.

TALECRIS BIOTHERAPEUTICS, INC. CENTRIC HEALTH RESOURCES, LLC

By:	/s/ John Perkins	By:	/s/ Craig L. Kephart

Print Name:	John R. Perkins	Print Name:	Craig L. Kephart

Print Title:	SVP and General Manager Portfolio	Print Title:	CEO
Management and US Business

By:	/s/ Charles Gayer

Print Name:	Charles Gayer

Print Title:	Senior Director, Pulmonary

EXHIBIT F

DESIGNATED EMPLOYEES

John Walsh
Craig Kephart
Michelle Hefley
Tom Westrich
John Fielde

EXHIBIT G

BUSINESS CONTINUITY PLAN

Centric
health resources

Business Continuity Plan

Centric

health resources

Business Continuity Plan

Table of Contents

1.0	Plan Overview	2
2.0	Recovery Materials	2
3.0	Alternate Facilities	3
4.0	Program Inventory	3
5.0	Technology	3
6.0	Temporary Operations Preparation and Execution	3
7.0	Annual Plan Testing	3

Appendix A	– Program Contact Lists
Appendix B	– Employee Contact List
Appendix C	– Supplier Contact List
Appendix D	– Technology Equipment & Supplies List
Appendix E	– Network Equipment List
Appendix F	– Program Telecom List
Appendix G	– Software Applications List
Appendix H	– Telecom Capacity list
Appendix I	– Office Supplies List
Appendix J	– State Boards of Pharmacy Contact List
Appendix K	– Pharmacy Operations Equipment & Supplies List
Appendix L	– Emergency Script
Appendix M	– Manual Resource Documents

Centric

health resources

Business Continuity Plan

1.0           Plan Overview

1.1       This plan overview outlines the tools and resources maintained by Centric Health Resources, Inc. (CHR) to ensure continued program operations during any facility and/or system outage.  Outages are defined as Centric facility and/or CPR+ system unavailable.

1.2       The components of the plan have been segmented as follows:

1.2.1        Recovery Materials

1.2.2        Alternate Facilities

1.2.3        Program Inventory

1.2.4        Technology

1.2.5        Temporary Operations Preparation and Execution

1.2.6        Annual Plan Testing

1.2.7        Appendices

1.3       Each component of the plan stands alone and can be used exclusively or in combination to meet the requirements of the applicable business outage.

2.0           Recovery Materials

2.1       Recovery materials are maintained (online and hardcopy) and stored off-site to be available during any business outage:

2.1.1        Emergency-preparedness plan: A separate plan that immediate action is taken at the time of any business outage to protect company, employee and client interests.  Refer to CMS-2-15 for more information.

2.1.2        Business continuity project plan: A plan that identifies all processes, responsibilities, and resources required for the “worst case scenario” business outage.  This is documented on RD-2-15e, Business Continuity Plan Checklist.

2.1.3        Appendices: A set of lists that include program contacts, equipment and supply lists, manual forms for program administration, etc.:

2.1.3.1             A: Program contact list

2.1.3.2             B: Employee contact list

2.1.3.3             C: Vendor contact list

2.1.3.4             D: Technology equipment/supplies list

2.1.3.5             E: Network Equipment List

2.1.3.6             F: Program telecom list

2.1.3.7             G: Software applications list

2.1.3.8             H: Telecom capacity list

2.1.3.9             I : Office supplies list

2.1.3.10           J: State boards of pharmacy contact list

2.1.3.11           K: Pharmacy operations equipment/supplies list

2.1.3.12           L: Emergency Script

2.1.3.13           M: Manual forms

3.0           Alternate Facilities

3.1       In the case of a business disruption, CHR staff would be relocated to alternate facilities based on functional area.  Each alternate facility will meet the minimum requirements to ensure that program operations are sustained.

3.2       CHR senior management has secured the Foundation Care, Earth City pharmacy location to transfer pharmacy operations when the current facility pharmacy becomes inaccessible for more than 5 business days.  The available pharmacy space meets the following minimum requirements:

3.2.1        Temperature controlled (heat/air conditioning)

3.2.2        Work space for pick/pack/ship activities

3.2.3        Work tables and shelving units for shipping equipment and supplies 3.2.4 Entry ways to allow pallets of material

3.3       CHR senior management has secured the Hosterian site to transfer reimbursement and nursing operations when the current office facility becomes inaccessible for more than 5 business days.  The available office space meets the following minimum requirements:

3.3.1        Continuous power supply with back-up generator

3.3.2        Work space for patient intake/insurance verification/authorization/reimbursement activities

3.3.3        Work tables and shelving units for office equipment and supplies

4.0           Program Inventory

4.1       All drug inventory requiring refrigeration will be stored between 2-25 degrees C in a refrigerated truck(s) from Skelton Truck Lines, or other client approved carriers, with a designated quarantine area (segregated and locked).  Program supplies and shipping materials will be stored in the alternate facility and/or rented trucks.

5.0           Technology

5.1       All CHR data is backed up offsite to Recall’s Data Protection Services each business day.  The backups are “complete” vs.  incremental and verified on a nightly basis.  This data includes business data (documents, spreadsheets, emails, digital fax images, etc), CPR+ patient and pharmacy data, and all call system data, including voice mails.

6.0           Temporary Operations Preparation and Execution

6.1       Once the parameters of the business outage have been established, temporary operations are conducted to continue patient care.  The Business Continuity Plan Checklist, RD-2-15e, is referenced to extract the applicable line items necessary to carry out temporary program operations; beginning with outage notification to staff deployment and training to the delivery of product and services to program patients to program restoration.

7.0           Annual Plan Testing

7.1       Each calendar year, the approved business continuity plan will be tested via a “table top” simulation for the “worst case scenario” business outage in which the current facility and inventory are completely destroyed.  The test exercise will be scheduled with all program participants via conference call.  A program representative from Centric will be located at each of the following sites to confirm adequate resources and readiness in the event of an actual business outage:

8.0           Centric Health Resources: senior program management

8.1       Client facility: logistics, quality assurance and/or temperature validation management for inventory replenishment and storage capacity

8.2       Foundation Care, Earth City facility: IT for connectivity

8.3       Hosterian alternate facility: IT for connectivity

8.4       The scenario will be developed by Centric Health Resources senior management and distributed to each participant at the beginning of the test exercise.  The scenario will be executed to its fullest extent, given technology and logistical capabilities, but will at a minimum verify the following:

8.4.1        Current business continuity plan exists

8.4.2        Current contact information for all staff, regulatory agencies, business partners, vendors, etc. exist

8.4.3        Current supply and equipment lists exist

8.4.4        Alternate facility minimum requirements exist

8.4.5        Technology minimum requirements are functional

8.4.6

8.5       Any deficiencies found during the test exercise are documented on RD-2-15e and the business continuity plan is re-worked to resolve any flaws and presented to program management within 30 business days for review and/or approval as required.

Appendix A:  Program Contact Lists

[*** List of sixteen (16) program contacts]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix B: Employee Contact List

[*** List of eighty-six (86) employee contacts]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix C: Supplier Contact List

[*** List of forty-one (41) supplier contacts]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix D: Technology Equipment & Supplies List

[*** List of six (6) computers]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix E: Network Equipment List

[*** List of seven (7) network products]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix F: Program Telecom List

Number	Associated With	Vendor
866.849.4481	Centric Health Resources	Qwest
800.305.7881	Talecris Direct	Qwest
[***]	Centric Health Resources	Qwest
[***]	Centric Health Resources	Qwest
[***]	Charis Partners	Qwest
[***]	Nemours	Qwest
[***]	Apotex (Hepagam)	Qwest
[***]	Compliance Hotline	Qwest
[***]	Employee Hotline	Qwest

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix G: Software Applications List

Software List

1.	Adobe Acrobat 7.0 Standard - Windows Edition
2.	Microsoft Exchange Server 2003 Standard
3.	Microsoft Windows Server 2003 Standard Edition
4.	Computer Associates eTrust Antivirus 8.1
5.	Microsoft SQL Server 2000 Standard Edition
6.	Microsoft Office Small Business Edition 2003 wISP2
7.	HP MS OFFICE 2003 PRO
8.	HP MS OFFICE 2003
9.	QuickBooks Premier Editions 2008 Win 5-user
10.	MLF PROJECT 2003 WIN32
11.	EXCHANGE SVR 2003 ENG
12.	VISIO STD 2003 ENG BUS-6.0
13.	Office Project Professional 2003
14.	ACCESS 2003 ENG BUS-6.0
15.	VERITAS Backup Exec for Windows Servers - ( v. 10.0) - media
16.	BACKUP EXEC 10D WIN MS EXCHANGE
17.	CPR+
18.	PRTG v5.1.1.474
19.	Call Manager
20.	IPCC
21.	Unity Voicemail
22.	Citrix Presentation Server
23.	CentricDTS - Discrepancy Tracking System
24.	CentricConnect - Ticket Tracking System

Appendix H: Telecom Capacity List

Vendor/Usage	Owner	Capacity
Qwest/LD	Centric Health Resources	T-1
Qwest/LD	Centric Health Resources	T-1
Qwest/LD	Centric Health Resources	T-1
Qwest/LD	Centric Health Resources	T-1
SBC/Local Loop	Centric Health Resources	T-1/10 Trunks

Appendix I: Office Supplies List

Office Depot

https://bsd.officedepot.com/index/do

Login name: [***]

Password: [***]

Contact:  Sheila Swanson, Account Manager

[***]

[***]

[***]

2977 Hwy K #145

O’Fallon, MO 63368

Regency Office Products

http://www.regencyofficeproducts.com/

Username: [***]

Password: [***]

Contact:  Melissa Maniaci

[***]

[***]

130 S. Bemiston Ave., Ste. 700

St. Louis, MO 63105

Supply	Phase I	Phase II	Regency Office	Office Depot	Notes
Ink pens	5 dozen	3 dozen	PENBK440A	120675
Calculators	30 each	30 each	VCT12082	569771
Stapler	30 each	30 each	SWI74701	655324
Tape w/dispenser	30 each	30 each	MMM105	473592
White paper	3 cases	4 cases	REG21200	348037
Patient file	1200	1400	SJPS60447	307959
Manila folders	1200	1400	SPRSP11113	367671
Hanging folders	1200	1400	SMD64239	314310
Paper clips	10 boxes	25 boxes	ACC72385	308478
Federal Express	2 case	3 cases			Fedex.com
Federal Express	100 each	200 each			Fedex.com
Filing Cabinets	3	4	HOM 695L	989368
HCFA 1500 Forms	2 box	3 boxes			PMIC-John Santiago [***] ext. [***] account # [***]

*** CONFIDENTIAL TREATMENT REQUESTED

Supply	Phase I	Phase II	Regency Office	Office Depot	Notes
UB92 Forms	200	200			PMIC-John Santiago [***] ext. [***] account #[***]
ICD-9 Code book	1	—			PMIC-John Santiago [***]ext. [***] account # [***]
HCPC Code book	1	—			PMIC-John Santiago [***]ext. [***] account # [***]
Envelopes, regular	2 box	3 boxes	SPR09099	348201
Envelopes, HCFA window	2 box	3 boxes	QUA21 332	423244
Glue Sticks	30	30	AVE00196	571121
Mailing labels	1 box	1 box	AVE00196	364380
File Folder labels	2 boxes	2 boxes	AVE05366	220424
Box cutters	24 pack	—	PHCHC100	946210
Highlighters	30	35	AVE17752	812263
Post-it notes	30	35	MM654YW	639088
Computer paper (2-part)	1 box	1 box	SPR01385	437459
Staples	3 boxes	3 boxes	SW1 S50050	749601
Scissors	30	30	SPRO2041	375667
Envelopes 9 x 12”	1 box	1 box	SPR008890	341081
Writing pads	25	30	SPR2011	305706
Staple remover	25	30	SW138101	427111
HP LaserJet 1012 (desktop)	3	3	HEWQ2612A	154414
OKI (color) Yellow Magenta Cyan Black-	1 each	—	OK142127401 OK142127402 OK142127403 OK142127404	379927 379873 379864 378145
Matrix printer ribbon	3	5	0K1152106001	900639
HP LaserJet	4	4	HEWQ5949A	HEWQ5949A
HP LaserJet	1	1	HEWQ7553A	HEWQ7553A

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix J: State Boards of Pharmacy Contacts List

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
Alabama	Alabama State Board of Pharmacy 10 Inverness Center, Suite 110 Birmingham, AL 35242 205-981-2280	112657/201372	193222
Alaska	Alaska Division of Occupational Licensing Board of Pharmacy PO Box 110806 Juneau, AK 99806 907-465-2589	739	NIA
Arizona	Arizona State Board of Pharmacy 1700 W. Washington Street Suite 250 Phoenix, AZ 85007 (602) 771-2727	4451	1302
Arkansas	Arkansas State Board of Pharmacy 101 East Capitol, Suite 218 Little Rock, AR 72201 501-682-0190	OS02034	WD03128
California	California State Board of Pharmacy 1625 N. Market Blvd., Suite N-219 Sacramento, CA 95834 916-574-7912	NRP-758	pending
Colorado	Department of Regulatory Agencies Colorado State Board of Pharmacy 1560 Broadway, Suite 1350 Denver, CO 80202 303-894-7800	5578	7247
Connecticut	State of Connecticut Department of Consumer Protection License Services Division 165 Capitol Avenue Hartford, CT 06106 860-713-6070	703	CSW.0001801
Delaware	Delaware State Board of Pharmacy 861 Silver Lake Blvd. Cannon Bldg., Suite 203 Dover, DE 19904 302-744-4526	A9-0000607	A4-00001307

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
District of Columbia	D.C. Department of Health Health Regulation Administration 825 North Capitol Street, NE Room 2224 Washington, D.C. 20002 202-535-2076	N/A	DM0500844
Florida

Florida Board of Pharmacy
4052 Bald Cypress Way, Bin C-04
PO Box 6330
Tallahassee, FL 32314-6330
850-245-4292

AND

Florida Department of Health
Bureau of Statewide Pharmaceutical Services
2818-A Mahan Drive
Tallahassee, FL 32308
850-245-4292

		PH21254/26633	pending
Georgia	Georgia State Board of Pharmacy 237 Coliseum Drive Macon, GA 31217-3858 478-207-2440	N/A	PHWH002145
Hawaii	Hawaii Board of Pharmacy DCCA, PVL Licensing BR 335 Merchant SL, Room 301 Honolulu, HI 96813 OR PO Box 3469 Honolulu, HI 96801 808-586-3000	PMP 551	NIA
Idaho	Idaho State Board of Pharmacy 3380 Americana Terrace, Suite 320 Boise, ID 83706 208-334-2356	2015MS	W2969
Illinois	Department of Financial and Professional Regulation ATTN: Division of Professional Regulation 320 W. Washington Street, 3rd Floor Springfield, IL 62786 217-782-8556	054-0154828	004.002307
Indiana	Indiana Board of Pharmacy 402 West Washington Street, Room W072 Indianapolis, IN 46204 317-234-2067	64000652A	pending

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
Iowa	Iowa Board of Pharmacy Examiners 400 S.W. Eighth Street, Suite E Des Moines, IA 50309-4688 515-281-5944	3598	6315
Kansas	Kansas State Board of Pharmacy Landon State Office Building 900 Jackson, Room 560 Topeka, KS 66612 785-296-4056	22-02403	5-02042
Kentucky	Kentucky Board of Pharmacy Spindletop Administration Bldg., Suite 302 2624 Research Park Dr. Lexington, KY 40511 859-246-2820	M01195	W01896
Louisiana	Louisiana Board of Pharmacy 5615 Corporate Blvd., Suite 8-E Baton Rouge, LA 70808-2537 225-925-6496 AND Louisiana Board of Wholesale Drug Distributors 12046 Justice Avenue, Suite C Baton Rouge, LA 70816 225-295-8567	5636	5166
Maine	Maine Department of Professional and Financial Regulation Office of Licensing and Registration 35 State House Station Augusta, ME 04333-0035 207-624-8603	MO40000716	WH70001210
Maryland	Maryland Board of Pharmacy 4201 Patterson Avenue Baltimore, MD 21215 410-764-4755, 800-542-4964	P04405	D01938
Massachusetts	Commonwealth of Massachusetts Board of Registration in Pharmacy 239 Causeway Street, 2nd Floor, Suite 200 Boston, MA 02114 617-973-0950	N/A	N/A
Michigan	Michigan Department of Community Health Board of Pharmacy 611 W Ottawa, First Floor PO Box 30670 Lansing, MI 48909 517-335-0918	5301008389	5306002494

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
Minnesota	Minnesota Board of Pharmacy 2829 University Avenue SE, #530 Minneapolis, MN 55414-3251 651-201-2825	262741-0	361707-6
Mississippi	Mississippi State Board of Pharmacy 204 Key Drive, Suite D Madison, MS 39110 OR PO Box 24507 Jackson, MI 39225-4507 601-605-5388	06619/07.1	06676/06.2
Missouri	Missouri State Board of Pharmacy 3605 Missouri Blvd. Jefferson City, MO 65109 OR PO Box 625 Jefferson City, MO 65102 573.751.0091	2005040240	2005041054
Montana	Montana State Board of Pharmacy 301 South Park, 4th Floor PO Box 200513 Helena, MT 59620-0513 406-841-2371	2022	2023
Nebraska	Nebraska Board of Pharmacy 301 Centennial Mall South PO Box 94986 Lincoln, NE 68509 402-471-2118	460	pending
Nevada	Nevada State Board of Pharmacy 431 W Plumb Ln Reno, NV 89509 775-850-1440	PH02040	WH01311
New Hampshire	State of New Hampshire Board of Pharmacy 57 Regional Drive Concord, NH 03301-8518 603-271-2350	NR0443	4467
New Jersey	New Jersey Department of Health and Senior Services Consumer and Environmental Health Services PO Box 369 Trenton, NJ 08625-0369	N/A	5003347

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
New Mexico	New Mexico Board of Pharmacy 5200 Oakland NE, Suite A Albuquerque, NM 87113 505-222-9830	PH00002916	WD00010727
New York	NY State Education Department Office of the Professions Division of Professional Licensing Services Fee Section/Pharmacy Unit 89 Washington Avenue Albany, New York 12234-1000 518-474-3817	027856	027855
North Carolina	North Carolina Board of Pharmacy PO Box 4560 Chapel Hill, NC 27515-4560 919-246-1050 AND North Carolina Department of Agriculture & Consumer Services Food and Drug Protection Division 1070 Mail Service Center Raleigh, NC 27699-1070 919-733-7366	09290	448
North Dakota	North Dakota State Board of Pharmacy 1906 E. Broadway Bismarck, ND 58501 OR PO Box 1354 Bismarck, ND 58502-1354 701-328-9535	667	522
Ohio	Ohio State Board of Pharmacy 77 South High Street, Room 1702 Columbus, OH 43215-6126 614-466-4143	02-1612900	01-1612950
Oklahoma	Oklahoma State board of Pharmacy 4545 Lincoln Blvd., Suite 112 Oklahoma City, OK 73105-3488 405-521-3815	99-964	8-W-1566
Oregon	Oregon Board of Pharmacy 800 NE Oregon St, Suite 150 Portland, OR 97232 971-673-0001	RP-0002257	W1-0002792

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
Pennsylvania	Pennsylvania Department of Health Drug & Device Registration Section 132 Kline Plaza, Suite A Harrisburg, PA 17104 717-787-4779	N/A	8000001706 (Wholesaler/ distributor)
Rhode Island	Rhode Island Department of Health Board of Pharmacy 3 Capitol Hill - Room 205 Providence, RI 02908-5097 401-222-2840	PHN09700	DIS01586
South Carolina	South Carolina LLR - Board of Pharmacy 110 Centerview Drive, Suite 306 PO Box 11927 Columbia, SC 29211-1927 803-896-4700	6008700	70008699
South Dakota	South Dakota Board of Pharmacy 4305 S. Louise Ave, Suite 104 Sioux Falls, SD 57106 605-362-2737	400-0572	600-1130
Tennessee	Tennessee Board of Pharmacy 227 French Landing, Suite 300 Nashville, TN 37243 615-741-2718	4187	2271
Texas	Texas State Board of Pharmacy 333 Guadalupe Street, Ste. 3-600 Austin, Texas 78701 512-305-8000 AND Texas Department of State Health Services l100 West 49th Street Austin, TX 78756 OR PO Box 12008 Austin, TX 78711 512-719-0246	25147	0089718
Utah	Utah Division of Occupational & Professional Licensing 160 East 300 South, 1st Floor Lobby Salt Lake city, UT 84111 OR PO Box 146741 Salt Lake City, UT 84114-6741 801-530-6179	6119996-1708	NIA

State	Contact Information	Pharmacy License Number	Wholesale / Distributor License Number
Vermont	Office of Professional Regulation Vermont Board of Pharmacy National Life Bldg, North FL2 Montpelier, VT 05620-3402 802-828-2373	036-0000216	039-0001050
Virginia	Virginia Board of Pharmacy 9960 Mayland Drive, Suite 300 Richmond, VA 23233-1463 804-367-4456	214000909	219000909
Washington	Washington State Department of Health Health Professions Quality Assurance 310 Israel Rd. Tumwater WA 98501 OR PO Box 47863 Olympia, WA 98504-7863 360-236-4825	FM0058622	FX00058618
West Virginia	West Virginia Board of Pharmacy 232 Capitol Street Charleston, WV 25301 304-558-0558	MO0559792	WD0558222
Wisconsin	Wisconsin Department of Regulation & Licensing1400 E. Washington Avenue Madison, WI 53703 OR PO Box 8935 Madison, WI 53708-8935 608-266-2112	188-043	1964-045
Wyoming	Wyoming State Board of Pharmacy 632 South David Street Casper, WY 82601 307-234-0294	NR50076	2387
DEA Certificate of Registration	United States Department of Justice Drug Enforcement Administration Central Station PO Box 530295 Atlanta, GA 30348-0295 (314) 538-4600 (St. Louis office) (202) 307-1000 (D.C. office)	BC9591202	N/A

Appendix K: Pharmacy Operations Equipment/Supplies List

Item Description	Re-order number	Quantity
Global Industrial Equipment (800)231-3538 Acct # 63005CENT0001
Pallet Shelving - Interlake Brand
- Uprights - 12’ x 42” (ea)	WQ347118	6
- L Beams - 8’ (pr)	WQ347105	12
- Wire mesh shelving w/ support (42” x 46”) (ea)	WB979101	24
Pallet Jack 6600 lbs (ea)	WQ585354	1
RIVET-LOCK Boltless Shelving wl Wood Deck	WB601889	10
Wire Mesh carting (Nexel)
- 72”W x 24”D x 74” H w/ 4 shelves; no casters (Nexel)	WQ188434	8
- Stem Casters 5: (set of 4 casters; 2 vv/ brake) (Nexel)	WQ500592	8
- Chrome Wire Shelf 72”W X 24”D (Nexel)	WBI 88564	8
Work Benches
- Production Bench (tape, FedEx, etc.) 48” x 30” w12 shelves above	W0606998	2
- Work Bench 12’L x 30”D x 34”H (ea)	WQ488020	2
Stackable containers (Akro-Mills) 11”W x 24”D x 4”H (pkg of 6)	WB752367BL	20
Plastic Service Carts 401L x 26”W x 33”; 2 - shelves (ea)	WB498526	4
RUBBERMAID Round Brute Container Dolly	WM239003BK	4
44 GAL. Gray Brute Waste Container	WM239007GY	4
Trash Can Liner Black 60 GALLON 1.5 MIL (100 ct)	WM603564	4
7 STEP Easy Turn Rolling Ladder	WM954790	1
Warehouse Dolly	WM585283	2
Vertical File Letter 5 Drawer Gray w/ lock (signore)	WM506582GY	2
Tape dispenser - handheld	WB795451	2
Security Storage Truck 50”w x 24”d x 69”h	NP334529	1
- 24” x 60” shelving for Security Storage Truck	NP241296	1

JS Digital Scales - 2410 Rocky Ford Rd, Newton NC 28658 (877)464-5553
My Weigh i101 (100g x 0.005g)	SCM101	1
HP Products (Shipping Supplies) (314)770-2867 Acct # C009690
30 oz. Foam Brick, 12/case, 75 cases to a skid	131998	2 skids
Petite Blue Shipper pallet F	132589	1 skid
Petite Blue Shipper pallet G	132588	1 skid
Petite Blue Shipper pallet H	132587	1 skid
Small Blue Shipper pallet A	132586	1 skid
Small Blue Shipper pallet B	132585	1 skid
Small Blue Shipper pallet C	132584	1 skid
Small Blue Shipper pallet D	132583	1 skid
Small Blue Shipper pallet E	132582	1 skid
WATER ACTIVATED TAPE 72MMX45OFT REINFORCED	120492	1 cs
BOX SEALING TAPE 2” X 100M	116864	1 cs
F21013 BAG 10X13 2 MIL ELKAY CLEAR LINE POLY SINGLE TRACK	102314	3 bx

Item Description	Re-order number	Quantity
112” 48” X 250’ BUBBLE, S12, PERFORATED 12	120546	1 bdl
STRETCH FILM 20XI000FT 80GA	111384	1 bx
72MM X 375’ WHITE WATER ACTIVATED GUM TAPE	120491	1 cs
24” X 36” NEWSPRINT, 50 LB. BUNDLE	112507	1 bdl
40 x 46 2 mil heavy duty can liner	112382	1 bx

**NOTE:  Reference attached master patient supply inventory list attached to Pharmacy Operations checklist**

Appendix L: Emergency Script/News Release

Emergency Script

Thank you for calling [Program Name]. Due to an emergency situation outside of our control, our facility is not accessible. We will be working from alternate sites. The contact phone numbers will remain the same. Please leave your name and callback number. We will return your call as soon as possible. We appreciate your patience while we work to return to normal operations.

Disaster Plan Media Contacts

In the event of a major business interruption or other adverse situation, pro-actively reaching out to the local news media at the earliest possible time is strongly recommended. Reaching the media first will help maintain balance in the media’s coverage of such events, and will also establish CHR’s credibility with the media throughout the course of events.

Before contacting the media, however, be sure to contact the appropriate fire, disaster response and emergency agencies in a timely manner. Not only is this the right thing to do, but these agencies will likely be contacted by the news media at some point for reporting and comment. Ensuring public safety first will build credibility for CHR in the eyes of the media.

Second, post a message on CHR’s website pertaining to the situation, and update it regularly.

Then, It is recommended that the following news media be contacted, in the following order and utilizing the contact information below.

•                                          St. Louis Post-Dispatch — News Hotline: 314-340-8222 or metro@post-dispatch.com

•                                          KMOX-AM - News Tips: 314-444-3234, FAX 314-588-1234 or kmoxnews@kmox.com

•                                          KTRS-AM - News line: 314-453-9774, FAX 314-453-9807 or newsAktrs.com

•                                          KWMU-FM News: 314-516-5968, FAX 314-516-6397 or news@kwmu.org

•                                          KSDK-TV News: 314-444-5126, FAX 314-444-5164 or newstips@ksdk.com

•                                          KMOV-TV News: 314-444-6333, FAX 314-444-4775 or tips@kmov.com

•                                          FOX2 KTVI-TV: News: 314-644-7541, FAX 314-644-8960 or ktvinews@foxtv.com

•                                          KPLR-TV (CW11) News: 314-447-6397, FAX 314-447-6430 or KPLRNews@tribune.com

•                                          St. Louis Business Journal Web Editor/Daily News: 314-421-8381 or matthewallen@bizjournals.com

It is also recommended to make contact via e-mail, followed by a phone call.

Centric

health resources

Sample News Release

Contact

John Fielder
Centric Health Resources
jfielder@centrichealthresources
562-480-3988

DRAFT

Centric Health Resources Implements Business Continuity Plan In Response To (Disaster Event) That Affected Business Operations On (Day/Date) In Chesterfield, Missouri.

Chesterfield, MO — (Date) — Centric Health Resources has resumed normal business operations one day after (disaster event) interrupted business operations at their headquarters facility. The (event) forced the temporary suspension of all on-site distribution and communications activities. After the initial damage assessment, the business continuity plan was activated and all back-up locations were notified to go active immediately.

“Given the severity of this (event) we’re very pleased that our emergency preparedness efforts worked according to plan and that we were able to resume operations within hours from our remote sites”, said Craig Kephart, president and CEO of Centric Health Resources. “Our patients depend on us for the timely shipments of their therapies and supplies and I’m proud to report that we encountered only minimal disruptions despite this difficult situation,” he concluded.

About Centric Health Resources

Centric health Resources, Inc. is a nationwide, patient centered health management® organization, serving patients with rare, ultra-orphan diseases. Biotech and pharmaceutical manufacturers maximize value by aligning with Centric for streamlined coordination and direct delivery of specialty pharmaceuticals. Centric connects physicians, nurses, health benefit payers, patient advocacy groups, biotech/pharmaceutical companies and families together in partnership for improved service and outcomes to these specialized patient populations.

Visit www.centrichealthresources.com

Centric

health resources

Appendix M: Manual Forms

Table of Contents

1.	Centric Letterhead and Program Logos
2.	Centric Fax Coversheet
3.	Program Fax Coversheets
4.	Home Health Agency Assessment Form, RD-2-09a
5.	Nursing Services Contract & Authorization, RD-2-09b
6.	Care Coordination Form, RD-2-09c
7.	Patient Resource Guides, RD-3-01c-e
8.	Patient Information Worksheet, RD-3-02a
9.	Insurance Verification Form, RD-3-02b
10.	Wholesale Intake Form
11.	PSI Patient Referral Program/Forms
12.	Initial Supply Requisition - Central Line
13.	Initial Supply Requisition - Peripheral
14.	Appeal Consent Letter, RD-4-01a
15.	Physician Order Forms, RD-5-01 a-i
16.	Prescription label
17.	Manual Pick Ticket
18.	Inventory Tracking Form, RD-5-07a
19.	Health Insurance Claim Form (hardcopy only)
20.	Payment Adjustment Form, RD-6-09a
21.	Training Log Form
22.	Request for Time Off Form
23.	Employee Time Sheet
24.	Directions - Hostirian, Foundation Care
25.	Business Continuity Plan Checklist, RD-2-15e
26.	Master Supply List